Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Exhibit 10.18

LICENSE AGREEMENT

BY AND BETWEEN

AADI BIOSCIENCE, INC

AND

EOC PHARMA (HONG KONG) LIMITED

December 8, 2020

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

LICENSE AGREEMENT

This License Agreement (the “Agreement”) is entered into as of December 8, 2020 (the “Effective Date”) by and between Aadi Bioscience, Inc., a Delaware corporation with a place of business at 17383 Sunset Blvd, Suite A250, Pacific Palisades, CA 90272 USA (“Aadi”) and EOC Pharma (Hong Kong) Limited, a Hong Kong corporation with a place of business at Unit B, 12/F., Chinaweal Centre, 414-424 Jaffe Road, Wanchai, Hong Kong ("EOC"). Aadi and EOC are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Aadi is a biotechnology company developing the pharmaceutical product, nanoparticle albumin-bound sirolimus, described as nab-sirolimus or ABI-009 (“ABI-009”), for treatment of various human diseases;

WHEREAS, EOC is a pharmaceutical company engaged in the research, development and commercialization of products for human use;

WHEREAS, Aadi is party to that certain Amended and Restated License Agreement signed by and between Abraxis Bioscience, LLC (“Abraxis”) and Aadi on November 15, 2019 and any amendments, supplemental agreement, [***] (the “Abraxis License”), pursuant to which Aadi is licensed with certain intellectual property;

WHEREAS, Aadi and EOC desire to establish a license agreement for the further development and commercialization of ABI-009 in the Territory.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I.
DEFINITIONS AND CONSTRUCTION

The following terms shall have the following meanings as used in this Agreement:

Section 1.01“Aadi” shall have the meaning set forth in the preamble.

Section 1.02“Aadi Know-How” means any and all Know-How, [***], which exists as of the Effective Date or during the Term, [***].

Section 1.03“Aadi Manufacturing Information” means any and all confidential documents and information relating to the manufacture of Product Controlled by Aadi and/or its Affiliates or its designated Manufacturer.

Section 1.04“Aadi Patents” means Patents generically or specifically claiming or covering [***], to the extent such Patents are Controlled by Aadi or its Affiliates as of the Effective Date or during the Term in the Territory, including without limitation the Patents set forth in Exhibit A. Notwithstanding anything to the contrary, [***].

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Section 1.05“Aadi Technology” shall mean, for purposes of this Agreement, the Aadi Know-How and Aadi Patents.

Section 1.06“Aadi Trademarks” means any trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks, common-law trademarks and rights, service marks, trade dress, logos, trade names, corporate names, all rights arising from the use of or existing in connection with domain names, and all goodwill associated with the foregoing and all registrations and applications for registration of any of the foregoing, currently pending or will be applied for in the future by Aadi, all to the extent Controlled by Aadi or its Affiliates in the Territory as of the Effective Date or during the Term.

Section 1.07“Abraxis License” shall have the meaning as set forth in the second WHEREAS clause of the RECITALS.

Section 1.08“ABI-009” shall have the meaning as set forth in the first WHEREAS clause of the RECITALS.

Section 1.09“Acquiring Entity” means a Third Party that merges or consolidates with or acquires a Party, or to which a Party transfers all or substantially all of its assets to which this Agreement pertains.

Section 1.10“Affiliate” means with respect to either Party, any Person controlling, controlled by or under common control with such Party, from time to time and for so long as such control exists. For purposes of this definition of Affiliate, "control" (and, with correlative meanings, the terms "controlled by" and "under common control with") means (a) direct or indirect ownership of fifty percent (50%) or more of the stock or shares having the right to vote for the election of directors of a Person or (b) the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

Section 1.11“Alliance Manager” shall have the meaning assigned in Section 3.01.

Section 1.12“ANDA” means an abbreviated new drug application (or any successor application or procedure) as defined in 21 U.S.C. § 355(j) or any successor application for Regulatory Approval having substantially the same function, or its foreign equivalent for approval to market or sell a pharmaceutical product.

Section 1.13“Annual Net Sales” means the aggregate Net Sales in the Territory made during any given Calendar Year.

Section 1.14“Annual Gross Profit” means the aggregate Gross Profit in the Territory made during any given Calendar Year.

Section 1.15“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act, as amended, the PRC Anti-Unfair Competition Law, the PRC Criminal Law, and any other applicable anti-corruption laws and laws for the prevention of fraud, bribery, racketeering, money laundering or terrorism applicable to the business activities of the Parties.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Section 1.16“Applicable Laws” means all applicable statutes, ordinances, codes, executive or governmental orders, laws, rules and regulations, including without limitation, any rules, regulations, guidelines or other requirements of Regulatory Health Authorities that may be in effect from time to time.

Section 1.17“Approved Indication” has the meaning set forth in Section 3.03(f).

Section 1.18“Bankruptcy Code” means Title 11, United States Code, as amended, or analogous provisions of Applicable Laws outside the United States.

Section 1.19“BPCI Act” means the Biologics Price Competition and Innovation Act of 2009 within the Patient Protection and Affordable Care Act, as set forth in Section 351(k) of the United States Public Health Services Act (42 U.S.C. 262), which was signed into law in the United States in March 2010, as may be subsequently amended.

Section 1.20“Breaching Party” shall have the meaning assigned in Section 11.02(4).

Section 1.21“Business Day” means any day other than (a) a Saturday or a Sunday or (b) a day on which commercial banking institutions are authorized or required by Applicable Laws to be closed in New York City, New York, the U.S., or in Shanghai, People's Republic of China.

Section 1.22“Calendar Quarter” means each successive period of three (3) consecutive calendar months commencing on 1st January, 1st April, 1st July and 1st October.

Section 1.23“Calendar Year” means each successive period of twelve (12) consecutive calendar months commencing on 1st January.

Section 1.24“Change of Control” means, with respect to a Party, (a) a transaction or series of related transactions that results in the sale or other disposition of all or substantially all of such Party's assets; or (b) a merger or consolidation in which, the shareholders of such Party immediately prior to the consummation of such merger or consolidation do not, immediately after consummation of such merger or consolidation, possess, directly or indirectly through one or more intermediaries, a majority of the voting power of all of the Party's outstanding stock and other securities or the power to elect a majority of the members of such Party's board of directors; or (c) the acquisition of beneficial ownership, directly or indirectly, by any Person (other than such Party or an Affiliate of such Party, and other than by virtue of obtaining irrevocable proxies) of securities or other voting interests of such Party representing a majority or more of the combined voting power of such Party's then outstanding securities or other voting interests.

Section 1.25“Co-Chair” shall have the meaning assigned in Section 3.04.

Section 1.26“Commercialization” means, with respect to the Product, all activities undertaken relating to the use, sale, offer to sale, import, advertising, education, planning, marketing, promotion, distribution, market and product support, [***]. “Commercialize” shall have a corresponding meaning. For clarity, [***].

Section 1.27“Commercialization Plan” shall have the meaning assigned in Section 4.09.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Section 1.28“Commercially Reasonable Efforts” shall mean, with respect to a Party's obligations under this Agreement, the efforts and resources typically used by pharmaceutical companies similar in size and scope to perform the obligations at issue in good faith, which efforts shall not be less than those efforts made by the performing Party with respect to [***], taking into account [***]. Without limiting the foregoing, Commercially Reasonable Efforts requires, with respect to such obligations, that the Party apply efforts [***]. It is anticipated that the level of effort will change over time, reflecting changes in the status of the Product and the market involved.

Section 1.29“Competitive Product” shall have the meaning set forth in Section 2.05.

Section 1.30“Confidential Information” means, subject to the exceptions listed at Section 7.02, any and all (a) Know-How relating to the Exploitation of the Product or relating to other aspects of this Agreement, and (b) information and Materials, whether oral or in writing or in any other form, disclosed before, on or after the date of this Agreement by one Party to the other Party, including the terms of this Agreement.

Section 1.31“Control” means, with respect to an item of Know-How, Patent or other Intellectual Property Rights, the ability and authority of a Party or its Affiliates, whether arising by ownership, or pursuant to a license or sublicense, to grant licenses, sublicenses, or other rights to the other Party under or to such item of Know-How, Patent or Intellectual Property Rights as provided for in this Agreement without breaching the terms of any agreement between such Party and any Third Party. Notwithstanding anything to the contrary in this Agreement, the following shall not be deemed to be Controlled by Aadi: [***].

Section 1.32“Cost of Goods” or “COGs” shall mean, with respect to Product manufactured by Aadi, the costs to manufacture the Product including the following elements which shall be calculated in accordance with U.S. GAAP or any applicable GAAP otherwise agreed by the Parties: (a) [***], (b) [***], (c) [***], and (d) [***]. Notwithstanding the foregoing, to the extent that the Product is sourced from a Third Party Manufacturer designated by Aadi, the COGs of such Products means (i) [***] and (ii) [***].

Section 1.33“CRO” means a contract research organization, as defined in 21 C.F.R. 312 or in any Applicable Laws, that assumes, as an independent contractor with the sponsor of a clinical trial, one or more of the obligations of a sponsor, e.g., design of a protocol, selection or monitoring of investigations, evaluation or reports, and preparation of materials to be submitted to the applicable Regulatory Health Authority.

Section 1.34“Development” means all activities relating to obtaining Regulatory Approval of the Product and Indications therefor, [***]. Development activities includes, for example, [***]. “Develop” and “Developing” shall have a corresponding meaning.

Section 1.35“Drug Approval Application” means an application for Regulatory Approval required before commercial sale or use of the Product as a drug in a regulatory jurisdiction, such as an NDA or BLA.

Section 1.36“Effective Date” shall have the meaning assigned in the first paragraph of this Agreement.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Section 1.37“Exploit” means to import, use, sell or offer for sale, including to Develop and Commercialize, the Product in the Territory. “Exploitation” shall have a corresponding meaning. For clarity, Exploitation does not include activities related to Manufacture of Product.

Section 1.38“FDA” means the United States Food and Drug Administration or any successor thereto.

Section 1.39“FFDCA” means the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301, et seq., as amended from time to time.

Section 1.40“Field” means any and all therapeutic uses of Product for the treatment of an Approved Indication in humans.

Section 1.41“Filing” means, with respect to a submission to a Regulatory Health Authority, the date that such submission is confirmed to have been received by the relevant Regulatory Health Authority.

Section 1.42“First Commercial Sale” means, with respect to the Product, the first [***] after all needed Regulatory Approvals have been obtained in the Territory with respect to the Product.

Section 1.43“EOC Technology” means all Patents and Know-How (i) Controlled by EOC as of the Effective Date, or (ii) that thereafter comes into EOC' s Control independent of this Agreement. For clarity, EOC Technology may include inventions that are broadly applicable to the Development or Commercialization of pharmaceutical products generally.

Section 1.44“EOC Triggered Termination” shall have the meaning assigned in Section 11.03.

Section 1.45“GAAP” means Generally Accepted Accounting Principles.

Section 1.46“GCP” or “Good Clinical Practices” means the current standards for clinical trials for pharmaceuticals, as set forth in the Territory as well as in the United States Code of Federal Regulations Title 21, Parts 50 (Protection of Human Subjects), 56 (Institutional Review Boards) and 312 (Investigational New Drug Application), International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use Harmonized Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95), the Declaration of Helsinki (2004) as last amended at the 52nd World Medical Association in October 2000 and any further amendments or clarifications thereto and applicable regulations, laws or rules as promulgated thereunder, as amended from time to time, and such standards of good clinical practice as are required by other organizations and Governmental Bodies in the Territory.

Section 1.47“Generic Product “ means, with respect to a Product being sold in any country, a product that is (a) identical to such Product, and (b) approved in such country for sale in reliance on a prior approval of a Product by the applicable Regulatory Health Authority, under Section 505(j) of the Federal Food, Drug and Cosmetic Act or 42 U.S.C. §§ 262(i)(2) and (k), or in each case, any successor or foreign equivalent Applicable Law, by way of an abbreviated or expedited approval process, pursuant to which such product is determined to be equivalent to the applicable Product by the applicable Regulatory Health Authority (including a determination that the product

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

is "therapeutic equivalent", "interchangeable", "substitutable", or other term of similar meaning, with respect to such Product). A product shall not be considered to be a Generic Product [***].

Section 1.48“GLP” or “Good Laboratory Practices” means all applicable good laboratory practices including, as required under the regulations set forth in 21 C.F.R. Part 58, as in effect during the Term, and the requirements thereunder imposed by the FDA and the NMPA, and the equivalent thereof in any jurisdiction.

Section 1.49“Government Official” means any Person employed by or acting on behalf of a Governmental Body, government-controlled entity or public international organization or candidate for government or political office.

Section 1.50“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, political party, foundation, center, organization, unit, body or entity and any court or other tribunal).

Section 1.51“Gross Profit” equals [***], in each case, during the corresponding Net Sales Measuring Period.

Section 1.52“IFRS” means the International Financial Reporting Standards, the set of accounting standards and interpretations and the framework in force on the Effective Date and adopted by the European Union as issued by the International Accounting Standards Board (IASB) and the International Financial Reporting Interpretations Committee (IFRIC), as such accounting standards may be amended from time to time.

Section 1.53“IND” means an Investigational New Drug application or the equivalent filed with or submitted to the relevant Regulatory Health Authority, including, for example, the FDA, for authorization to commence human clinical trials.

Section 1.54“Indication” means any disease, disorder, medical condition, patient population or mutation status.

Section 1.55“Indirect Taxes” means value added taxes, sales taxes, consumption taxes and other similar taxes.

Section 1.56“Initial Indication” means the following Indications: (a) [***], (b) [***], and (c) [***].

Section 1.57“Intellectual Property Rights” or “IPR” means Patents, Trademarks, service marks, Know-How, Trade Secrets (including patentable inventions), trade names, registered designs, design rights, copyrights (including rights in computer software), domain names, database rights and any rights or property similar to any of the foregoing in any part of the world, whether registered or not, together with the right to apply for the registration of any such rights.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Section 1.58“Know-How” means all inventions, discoveries, data, information (including scientific, technical or regulatory information), Trade Secrets, processes, means, methods, practices, formulae, instructions, procedures, techniques, materials, technology, results, analyses, designs, drawings, computer programs, apparatuses, specifications, technical assistance, laboratory, pre-clinical and clinical data (including laboratory notes and notebooks), and other material or know-how, in written, electronic or any other form, whether or not confidential, proprietary or patentable, including without limitation: development technology; biology, chemistry, pharmacology, toxicology, drug stability, Manufacturing and formulation, test procedures, synthesis, purification and isolation techniques, quality control data and information, methodologies and techniques; information regarding clinical and non-clinical safety and efficacy studies, including study designs and protocols, marketing studies, absorption, distribution, metabolism and excretion studies; assays and biological methodology.

Section 1.59“Knowledge” means the good faith actual knowledge of the officers of the Party associated with the representation.

Section 1.60“Listed Entity” means [***].

Section 1.61“Losses” means any and all direct and indirect liabilities, claims, actions, damages, losses or expenses, including interest, penalties, and reasonable lawyers' fees and disbursements. In calculating Losses, the legal duty to mitigate on the part of the Party suffering the Loss shall be taken into account.

Section 1.62“Manufacture” or “Manufacturing” means activities in connection with the manufacture, processing, formulating, testing (including, without limitation quality control, quality assurance, lot release testing and activities related to chemistry, manufacturing and controls (i.e. CMC) for the Product), bulk packaging or storage and delivery of Product.

Section 1.63“Manufacturer” means Aadi or such other Third Party manufacturer as may be selected by Aadi to Manufacture Product.

Section 1.64“Materials” means information, data or assays necessary or useful for the Development or Commercialization of Product in the Territory.

Section 1.65“NDA” means a New Drug Application (as defined by the NMPA or FDA), or any successor application for regulatory approval having substantially the same function, or its foreign equivalent for approval to market or sell a pharmaceutical product.

Section 1.66“Net Sales” means, for each Net Sales Measuring Period, the sum of, without any duplication, [***] so as to arrive at "net sales" reported by EOC, its Affiliate or its Sublicensee, as applicable, in such Person's financial statements, [***]. For the avoidance of doubt, Net Sales shall exclude any Indirect Taxes received or imposed on the receipt of such gross amounts.

Any and all set-offs against gross invoice prices shall be calculated in accordance with IFRS. [***]. Notwithstanding the foregoing, if Product is sold or otherwise commercially disposed of for consideration other than cash or in a transaction that is not at arm's length between the buyer and the seller, then the gross amount to be included in the calculation of Net Sales shall be [***]. Such

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

amount that would have been invoiced shall be determined, wherever possible, by reference to [***].

Notwithstanding the foregoing, in the event that the JSC approves the sale of Product in conjunction with another active component (whether packaged together or in the same therapeutic formulation or otherwise) (a “Combination Product”), Net Sales shall be calculated [***]. If no such separate sales are made by EOC, its Affiliates or Sublicensees in a country, Net Sales of the Combination Product shall be calculated [***].

Section 1.67“Net Sales Measuring Period” means the one-year period beginning January 1st of each year during the Term and ending December 31st of each year during the Term; provided that the first Net Sales Measuring Period will begin on the Effective Date and end on December 31, 2020.

Section 1.68“NMPA” means the National Medical Products Administration under the People's Republic of China's State Administration for Market Regulation, or any successor thereto. For the avoidance of doubt, the NMPA shall refer to the agency formerly known as the People's Republic of China's Food and Drug Administration (CFDA).

Section 1.69“Non-Breaching Party” shall have the meaning assigned in Section 11.02(a).

Section 1.70“P.R.C. GAAP” means Generally Accepted Accounting Principles of the People's Republic of China, consistently applied.

Section 1.71“Patent” means (a) all national, regional and international patents and patent applications, including provisional patent applications, (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from any of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals, and continued prosecution applications, (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents and design patents and certificates of invention, (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b) and (c)), and (e) any similar rights, including so-called pipeline protection, or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any such foregoing patent applications and patents.

Section 1.72“Payments” shall have the meaning assigned in Section 6.07(a).

Section 1.73[***].

Section 1.74“Person” means any individual, sole proprietorship, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Section 1.75“Pharmacovigilance Agreement” shall have the meaning assigned in Section 4.07(a).

Section 1.76“Product” means the [***] ABI-009 described in [***].

Section 1.77“Product-related Assigned IPR” means all Product-related IPR made, conceived, formed, reduced to practice or discovered in the performance of this Agreement that relates to [***].

Section 1.78“Product-related Licensed IPR” means all Product-related IPR other than Product-related Assigned IPR.

Section 1.79“Product-related IPR” means all Know-How and Intellectual Property Rights therein, including but not limited to rights to Patents and clinical data, not otherwise licensed by Aadi to EOC under this Agreement, that is [***], which are specifically [***] to the Manufacture or Exploitation of the Product anywhere in the world.

Section 1.80“Regulatory Approval” means any and all approvals, product or establishment licenses, registrations, or authorizations of any regional, federal, state, or local Regulatory Health Authority, department, bureau, or other governmental entity, necessary to commercially distribute, sell or market the Product in a regulatory jurisdiction, including, where applicable, (a) pricing or reimbursement approval in such jurisdiction, (b) pre- and post-approval marketing authorizations, (c) labeling approval and (d) technical, medical and scientific licenses.

Section 1.81“Regulatory Documentation” means all applications, registrations, licenses, authorizations and approvals, all correspondence submitted to or received from Regulatory Health Authorities (including minutes and official contact reports relating to any communications with any Regulatory Health Authority) and all supporting documents, including documentation arising in the course of all clinical studies and tests, in each case relating to the Product, including all INDs, NDAs, Regulatory Approvals, regulatory drug lists, advertising and promotion documents, adverse event files and complaint files.

Section 1.82“Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Health Authority with respect to Product other than issued and unexpired Patents, including, without limitation, rights conferred in the U.S. under the Hatch-Waxman Act or the FDA Modernization Act of 1997 (including pediatric exclusivity), orphan drug exclusivity, or rights similar thereto outside the U.S.

Section 1.83“Regulatory Health Authority” or “Regulatory Health Authorities” means any applicable national (for example, FDA or NMPA), supranational, regional, state, provincial or local regulatory health authority, department, bureau, commission, council, or other government entity regulating or otherwise exercising authority with respect to the Exploitation of Product , including any such entity involved in the granting of Regulatory Approval for pharmaceutical products.

Section 1.84“Review Period” shall have the meaning assigned in Section 7.07.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Section 1.85“Senior Executives” means [***]. A Party shall be entitled, effective upon written notice thereof to the other Party, to designate one of its other representatives having equivalent seniority and experience to replace such foregoing representative as that Party's Senior Executive for the purpose of this Agreement.

Section 1.86“Separate” means, with respect to a pharmaceutical product, to ensure that no personnel involved in performing the research, development or commercialization of such product has access to or use of (i) Aadi's Confidential Information, any Inventions owned in whole or in part by Aadi, or (ii) non-public plans or non-public information or data related to the Product.

Section 1.87“Sublicense” shall mean an agreement into which EOC enters with a Third Party for the purpose of (i) granting certain rights, (ii) granting an option to certain rights, or (iii) forbearing exercise of any rights, in each case, granted to EOC under this Agreement. For clarity, a contract for services to be performed solely for EOC or its Affiliate and under which the contractor obtains no independent right to conduct any activity with Aadi Patents or Aadi Know-How or with the Product shall not be considered a "Sublicense".

Section 1.88“Sublicensee(s)” means any Third Party or Affiliate of EOC with whom EOC enters a Sublicense.

Section 1.89“Supply Agreement” means the agreement for the manufacture and supply of Product by Aadi to EOC or its designated agent for the purposes of this Agreement, which shall be executed by EOC and Aadi in accordance with Section 5.01 of this Agreement.

Section 1.90“Tax” means any form of tax or taxation, levy, duty, charge, social security charge, contribution or withholding of whatever nature (including any related fine, penalty, surcharge or interest) imposed by, or payable to, a Tax Authority.

Section 1.91“Tax Authority” means any government, state or municipality, or any local, state, federal or other fiscal, revenue, customs, or excise authority, body or official anywhere in the world, authorized to levy Tax.

Section 1.92“Term” shall have the meaning assigned in Section 11.01.

Section 1.93“Territory” means the [***].

Section 1.94“Third Party” means any Person other than Aadi, EOC, or their respective Affiliates.

Section 1.95“Third Party Claims” shall have the meaning assigned in Section 12.01(a).

Section 1.96“Third Party Compensation” shall have the meaning assigned in Section 6.04(c).

Section 1.97“Trademark” means any trademark, trade name, service mark, service name, brand, domain name, trade dress, logo, slogan or other indicia of origin or ownership, including the goodwill and activities associated with each of the foregoing.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Section 1.98“Trade Secret” means information, including but not limited to formulae, techniques, conditions, reagents, processes, or methods, that (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

Section 1.99“Transfer Price” means with respect to the Product supplied by Aadi, the [***], subject to the terms and conditions set forth in the Supply Agreement.

Section 1.100“U.S. GAAP” means United States Generally Accepted Accounting Principles, consistently applied.

Section 1.101“Valid Claim” means (a) a claim of an issued and unexpired Patent within the Aadi Patents that has not been held permanently revoked, invalid, or unenforceable by a court or other Governmental Body, which decision is unappealable or has not been appealed within the time allowed for appeal, and has not been admitted to be invalid or unenforceable through disclaimer, or otherwise or (b) a claim of a pending patent application within the Aadi Patents that has not been abandoned, finally rejected or expired without the possibility of appeal or re-filing.

Section 1.102“Withholding Income Tax” shall mean the aggregate withholding of income tax required by the Peoples Republic of China and any province or municipal subdivision, agency or department thereof.

Section 1.103“Written Disclosure” shall have the meaning assigned in Section 10.02.

Section 1.104Construction. Except where the context requires otherwise, whenever used in this Agreement, the singular includes the plural, the plural includes the singular, the use of any gender is applicable to all genders and the word "or" has the inclusive meaning represented by the phrase "and/or". Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The term “including” or “includes” as used in this Agreement means including, without limiting the generality of any description preceding such term. The article, section, and subsection headings contained in this Agreement are for the purposes of convenience only and are not intended to define or limit the contents of such articles, sections, and subsections. The wording of this Agreement shall be deemed to be the wording mutually chosen by the Parties and no rule of strict construction shall be applied against any Party.

Article II.
GRANT OF RIGHTS AND LICENSES; EXCLUSIVITY

Section 2.01License to EOC.

(a)Subject to the terms, conditions and limitations set forth in this Agreement, including without limitation the provisions in Section 2.03 below, Aadi hereby grants to EOC an exclusive (exclusive even with regard to Aadi, Abraxis and their respective Affiliates), royalty-bearing license during the Term to Develop, and Commercialize, including without limitation repackage and have repackaged the Product in the Field in the Territory, [***], under Aadi Know-

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

How and Aadi Patents (but specifically excluding [***]. For the avoidance of doubt, the license granted in this Section 2.01 does not include [***].

(b)EOC shall have the right to engage and appoint service providers, at its own discretion for the sole purpose of conducting clinical development, obtaining marketing authorization or import authorization, importing, distribution, marketing and/or promotion services in relation to the Product on behalf of EOC in the Territory. For avoidance of doubt, the Affiliates and the Sublicensees (as defined in Section 2.02) of EOC shall also have the right to engage and appoint service providers at their own discretion for the aforementioned purposes (together with service providers engaged by EOC, “Third Party Subcontractors”). Third Party Subcontractors shall be bound by obligations of confidentiality no less restrictive than those contained in this Agreement. EOC shall remain liable for any action or failure to act by any Third Party Subcontractor if such action or failure to act by such Third Party Subcontractor would have constituted a breach of this Agreement if such action or failure were committed by EOC. Without limiting the foregoing, (a) any Third Party Subcontractor to whom EOC or its Affiliate or Sublicensee discloses Confidential Information will enter into an appropriate written agreement obligating such Third Party Subcontractor to be bound by obligations of confidentiality and restrictions on disclosure and use of Confidential Information that are no less restrictive than the obligations set forth in Exhibit C, (b) unless otherwise approved in advance by Aadi in writing, EOC will obligate each Third Party Subcontractor who might generate Product-related IPR to agree in writing [***], and (c) [***] of such Third Party Subcontractors during the Term and shall provide [***].

Section 2.02Sublicenses. Subject to the terms and conditions of this Agreement, EOC [***], through multiple tiers of sublicenses, under the license granted to EOC under Section 2.01, [***]. Without limiting the foregoing, before granting any such Sublicense, EOC shall give written notice to Aadi of EOC's intent to grant such a Sublicense. Such written notice shall identify the prospective Sublicensee. Aadi shall have a period of [***] to [***], the prospective Sublicensee and EOC shall [***] provided during such [***] period. Notwithstanding anything else in this Section 2.02 or otherwise in this Agreement, in no event will EOC be permitted to enter into a Sublicense or other agreement [***]. In the event [***], Aadi will promptly notify EOC thereof. Aadi will consider any comments provided within a reasonable period of time by EOC regarding such proposed addition in good faith, [***]. EOC, its Affiliates and its Sublicensees shall ensure that all Persons to which they grant Sublicenses comply with all applicable terms and conditions of this Agreement. EOC acknowledges and agrees that the grant of any Sublicense shall not relieve EOC from its obligations under this Agreement and EOC shall, under each Sublicense agreement, obligate the Sublicensee to be bound by all of the applicable terms and conditions of this Agreement. Each Sublicense agreement must be in the English language and must (i) provide that the Sublicensee's rights are not further sublicensable without Aadi's prior written consent, which may be withheld by Aadi in its sole discretion, (ii) provide that Abraxis is a third party beneficiary, (iii) provide that the Sublicensee expressly acknowledge and agree in writing to Abraxis that it shall comply with the provisions of [***], and (iv) include terms and conditions substantially identical to those of [***]. EOC shall remain liable for any action or failure to act by any Sublicensee, or any other Party that is granted a sublicense under the licenses granted in Section 2.01 by EOC, its Affiliates or its Sublicensees, if such action or failure to act by the Sublicensee would have constituted a breach of this Agreement if such action or failure were committed by

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

EOC. In the event of a revocation or expiration of the license granted hereunder, all Sublicenses granted to Sublicensees in accordance with the terms hereof shall [***] without any further action on the part of Aadi.

Section 2.03Rights Retained by Aadi. Notwithstanding the foregoing, Aadi hereby expressly retains all rights to, and excludes from the license grant in Section 2.01, [***], provided that to the extent necessary for the approval of an IND or NDA for the Product in the Territory, Aadi shall either provide such [***] to EOC or [***], in Aadi's sole discretion. Aadi retains the exclusive right to practice, license and otherwise exploit the [***] outside the scope of the license set forth in Section 2.01, including the rights to use, import and export Product in the Territory for Development and Commercialization outside of the Territory and the rights to use the [***] in the Field in the Territory in order to exercise its rights and perform its obligations under this Agreement and the Global Development Plan.

Section 2.04No Implied Rights. This Agreement confers no right, license, or interest by implication, estoppel, or otherwise under any Patents, Know-How, or other Intellectual Property Rights of either Party except as expressly set forth in this Agreement. Each Party hereby expressly retains and reserves all rights and interests with respect to Patents, Know-How, or other Intellectual Property Rights not expressly granted to the other Party hereunder. Without limiting the generality of the foregoing, no license or other rights are granted to EOC under this Agreement to any pharmaceutical compositions claimed or disclosed in any Aadi Patents other than the Product.

Section 2.05Non-Compete. Upon the Effective Date and throughout the Term, EOC shall not, and shall ensure that its Affiliates do not (a) engage in, independently or for or with any Third Party, any research, development, manufacture or commercialization of 1) [***]; or 2) [***] as the only primary mechanism of action of the drug for any indication for which Aadi has been developing the Product outside the Territory as of the Effective Date or during the Term or for the indications that EOC agrees to develop in the Territory with the Product during the Term of this Agreement; or (b) market or promote [***] as the only primary mechanism for any indication during the Term or for the indications that EOC agrees to develop in the Territory or has received Regulatory Approval by NMPA for the Product (the foregoing products in this Section 2.05 defined hereunder as the “Competitive Product”); provided, in the event EOC terminates this Agreement under Section 11.02 (d) (Termination for Convenience), the restrictions of this Section 2.05 shall extend for [***] following such termination by EOC. Nevertheless, if [***], EOC shall be relieved from this Non-Compete obligation with respect to [***]. In the event EOC and/or any of its Affiliates directly or indirectly acquires or merges with a Third Party, which will become an Affiliate of EOC immediately after closing of such acquisition or merger transaction, and such Third Party is engaging in the commercialization of any Competitive Products as of the date of such acquisition or merger, EOC will notify Aadi immediately after the closing of such acquisition or merger transaction [***]. Notwithstanding the above, in the event that an Affiliate of EOC is (a) [***], such activities of such Affiliate shall not be a violation of this Section 2.05; provided, however, that such Affiliate does not [***]; or (b) [***], such activities of such Affiliate shall not be a violation of this Section 2.05. Aadi shall not, either itself or through any Affiliate or Third Party, directly or indirectly [***].

Section 2.06Trademark Rights.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(a)Product Trademarks. Aadi hereby grants to EOC a royalty-free, [***] license to use Aadi Trademarks, including Aadi Product trademarks and Aadi corporate trademarks, solely in connection with the Commercialization in accordance with Section 3.03(a), including but not limited to use, sale, offering for sale, and import of Product in the Territory. EOC shall have the right to select its own Trademarks and/or apply for new Trademarks in its own name, at its own discretion, to be used for the Commercialization of the Product in the Territory (the “Product Trademarks”) provided, however, that EOC shall provide Aadi with a reasonable opportunity to review and provide comments on each proposed Product Trademark and shall [***]. [***] shall [***] bear the full costs and expense of and be responsible for filing, prosecuting and maintaining all the Product Trademarks. [***] shall, at its sole discretion, protect, defend, and maintain each Product Trademark for use with Product in the Territory, and all registrations therefor. To the extent permitted by Applicable Laws, EOC shall indicate on the product packaging, advertisement and promotional materials that [***].

(b)EOC shall be responsible for the design and procurement of all packaging (non-commercial and commercial) and labeling of the Product.

Section 2.07Cooperation. Aadi shall use, or shall cause its Affiliates to use its [***] to provide within [***] of the Effective Date, the Aadi Know-How that exists on the Effective Date and was not previously provided to EOC (the “Initial Technology Transfer”), which shall be completed in a reasonable amount of time. Thereafter, during the Term, Aadi shall (a) [***] at a meeting of the JSC (and, in any event, at least on [***] if any JSC meeting is not held in a particular [***]), [***], (b) transfer any such Aadi Know-How to EOC promptly following EOC's reasonable request and (c) [***] (the “Continuing Technology Transfer,” and together with the Initial Technology Transfer, the “Technology Transfer”). [***], and Aadi's transfer obligations under this Section 2.07 shall apply solely to the extent the [***] in accordance with this Agreement. Notwithstanding the foregoing, Aadi's Technology Transfer obligations hereunder shall not include the obligation to transfer [***], except as expressly set forth in [***] or unless otherwise mutually agreed by the Parties in writing. Aadi shall [***] provide documents necessary for the Development and Commercialization of the Product within Aadi's possession and control, participate in the communication with the government authority when requested by EOC, and accommodate other reasonable requests of EOC [***].

Section 2.08New Technology. If, after the Effective Date, Aadi acquires [***] (“New Technology”) that is subject to royalty, milestone or other payment obligations to such Third Party, then Aadi shall so notify EOC and with EOC's approval, the following shall apply: The rights and licenses granted to EOC under this Agreement with respect to such New Technology shall be subject to [***]. Upon request by EOC, Aadi shall disclose to EOC a true, complete and correct written description of such [***]. In the event EOC does not provide the foregoing approval or does not agree in writing to [***], then such New Technology shall thereafter be deemed excluded from [***], hereunder.

Article III.GOVERNANCE

Section 3.01Alliance Manager. Within [***], of the Effective Date, each Party will identify (and notify the other Party of the identity of) an personnel of such Party as a representative to act as its informal liaison under this Agreement (the “Alliance Manager”). The Alliance Managers

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

will serve as the primary contact points between the Parties regarding the activities contemplated by this Agreement. The Alliance Managers may facilitate the flow of information and otherwise promote communication, coordination and collaboration between the parties, providing single point communication for seeking consensus both internally within each Party's organization, including facilitating review of external corporate communications, and raising cross-Party and/or cross-functional disputes in a timely manner. Each Party may change its Alliance Manager by written notice to the other Party.

Section 3.02Joint Steering Committee. Within [***] of the Effective Date, the Parties shall establish a Joint Steering Committee (the “JSC”). Each Party shall designate [***] as the members to the JSC, and the initial members nominated by the Parties are listed at Exhibit D herein. Such representatives shall be individuals suitable in seniority, having direct knowledge, expertise and experience in the development, manufacture and commercialization of [***] and having been delegated authority to make decisions of the JSC with respect to matters within the scope of the JSC's responsibilities. At least one JSC member of each Party shall be fluent in English and all communications of the JSC (written and oral) shall be in English. The JSC shall operate in accordance with the provisions of Sections 3.03 to 3.07, and shall have no authority to alter, amend or waive the terms and conditions of this Agreement, the Supply Agreement, the Quality Agreement or the Pharmacovigilance Agreement, including any payment conditions or terms, periods of performance, or obligations of the Parties or determine any issue in a manner that would conflict with the express terms and conditions of this Agreement. A Party may change one or more of its representatives serving on the JSC at any time upon written notice to the other Party; provided that such replacement is of comparable authority and scope of functional responsibility within that Party's organization as the person he or she is replacing. At its meetings, the JSC shall discuss the matters described below and such other matters as are reasonably requested by either Party's Alliance Manager. The JSC shall remain in effect as from its establishment through the Term.

Section 3.03Responsibilities of JSC. Subject to Section 3.07, the JSC shall plan, coordinate, integrate and monitor activities of the Parties in the Territory including safety reporting to Regulatory Health Authorities and supply chain, including performing the following functions:

(a)review and approve the Development and Commercialization strategy for the Product in the Territory, including amendments to the Development Plan and the initial Commercialization Plan and any amendments thereto (defined below) [***];

(b)ensure harmonization of the Product Development and regulatory strategy in the Territory with the Global Development Plan, and approve any activities to be conducted by EOC thereunder, provided that the JSC will not have authority with respect to [***];

(c)review and approve all pre-clinical and/or clinical Development activities proposed to be conducted with respect to the Product in the Territory;

(d)review and approve the protocols for each clinical trial of Product proposed to be conducted in the Territory;

(e)review and approve the Development and Commercialization of any Combination Product in the Territory;

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(f)review and approve the Development and Commercialization of the Product for [***];

(g)facilitate and approve the exchange of Product-related data and information between the Parties;

(h)facilitate and approve the clinical trial data publication strategy in the Territory;

(i)ensure that EOC's Development and Commercialization activities are in compliance with the Development Plan, Pharmacoviligance Agreement, Commercialization Plan, Quality Agreement and other relevant obligations under this Agreement, including but not limited to, obligations to keep Aadi reasonably informed and updated regarding (i) the status of such Development and Commercialization activities, (ii) results from any clinical trials, (iii) any adverse events, and (iv) material correspondence with a Regulatory Health Authority; and

(j)perform such other functions as are specifically designated for the JSC in this Agreement.

Section 3.04Co-Chairs. Each Party shall designate one of its representatives on the JSC to co-chair the meetings for the JSC (each, a “Co-Chair”). The Co-Chairs shall, through and with the assistance of the Alliance Managers, coordinate and prepare the agenda for, and ensure the orderly conduct of, the meetings of the JSC. The Co-Chairs shall, through and with the assistance of the Alliance Managers, solicit agenda items from the JSC members and provide an agenda, along with appropriate information for such agenda, reasonably in advance of any meeting. Such agenda shall include all items requested by either Co-Chair for inclusion therein. In the event the Co-Chairs or another JSC member from either Party is unable to attend or participate in a meeting of the JSC, the Party whose Co-Chair or member is unable to attend may designate a substitute co-chair or other representative for the meeting.

Section 3.05Meetings. The JSC shall meet at least [***], or more or less frequently if determined by the JSC, during the period in which EOC is Developing the Product in the Territory, and JSC meetings can be called at other times by agreement between the Parties for any reason. JSC meetings may be conducted by telephone, videoconference or in person. Any in-person JSC meetings shall be held on an alternating basis between Aadi's and EOC' s facilities, unless otherwise agreed by the Parties. Each Party shall be responsible for the cost of such Party's own personnel and for its own expenses in attending such meetings and carrying out the other activities contemplated under this Article III. As appropriate, the JSC may invite a reasonable number of non-voting employees, consultants and scientific advisors to attend its meetings as non-voting observers; provided, that such invitees are bound by confidentiality obligations at least as stringent as the provisions set forth herein. Each Party may also call for special meetings of the JSC to discuss particular matters within the JSC's authority as reasonably requested by such Party. The Alliance Managers shall provide the members of the JSC with no less than [***] notice of each regularly scheduled meeting and, to the extent reasonably practicable under the circumstances, no less than [***] notice of any special meetings called by either Party.

Section 3.06Minutes. Minutes will be kept of all JSC meetings, with the minutes for each JSC meeting to be the responsibility of the Co-Chair (or his or her designees) of the Party that is hosting

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

such meeting, unless otherwise agreed by the Parties. Draft meeting minutes shall be sent to all members of the JSC by e-mail for review and approval within [***] after each such meeting. The JSC shall formally accept the minutes of the previous meeting at or before the next meeting of the JSC. Minutes will be deemed approved unless any member of the JSC objects to the accuracy of such minutes by providing written notice to the other members of the JSC prior to the next meeting. Minutes shall list action items and shall designate any issues that need to be resolved by the JSC or applicable resolution process. In the event of any objection to the minutes that is not resolved by mutual agreement of the Parties, such minutes will be amended to reflect such unresolved dispute.

Section 3.07Decision Making of JSC. Decisions of the JSC shall be made by unanimous vote, with each Party's representatives on the JSC collectively having one vote. In the event that the JSC is unable to reach a decision, the matter shall be first referred to the Senior Executives of each Party for resolution by agreement of the two Senior Executives. In the event that the two Senior Executives are unable to reach agreement, then final decision-making authority shall be determined as follows:

(i)	[***] shall have final decision-making authority for matters within the JSC's decision-making authority with respect to (A) [***]; (B) [***]; (C) [***] and (D) [***];
(ii)	[***] shall have final-decision making authority for matters within the JSC's decision-making authority with respect to (A) [***]; and (B) [***].

In no event shall either Party be permitted to use its decision making authority under this Section 3.07 to supersede its obligations under this Agreement, and each Party's final decision shall comply with the Applicable Law and common practice and shall not be reasonably likely to adversely impact the other Party's development or registration or commercialization of the Product in or outside the Territory.

Article IV.
GENERAL PROVISIONS ON DEVELOPMENT AND COMMERCIALIZATION

Section 4.01Record Keeping. EOC shall maintain, or cause to be maintained, records of its activities under this Agreement in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes related to the Product in the Territory, which shall be complete and accurate and shall fully and properly reflect all work done and all data and other results achieved in or resulting from the performance of its activities hereunder, which shall record only such activities and shall not include or be commingled with records of activities outside the scope of this Agreement. EOC shall also document all non-clinical studies and clinical trials of the Product in formal written study reports in accordance with Applicable Laws and national and international guidelines (e.g., GCP, GLP and GMP). All such records shall be retained by EOC for at least [***] after the termination of this Agreement, or for such longer period as may be required by Applicable Laws. Upon Aadi's request, EOC shall, and shall cause its Affiliates and Sublicensees to, provide Aadi with copies of such records. Aadi shall also have the right, during normal business hours and upon reasonable prior notice to EOC, to inspect and copy any such records of such other party,

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

provided however, such inspection shall require a [***] prior written notice and shall not interfere with EOC's regular operation.

Section 4.02Development Plan. All Development of the Product in the Field in the Territory to be conducted by EOC shall be conducted pursuant to a written development plan (as amended from time to time in accordance with this Section 4.02, the “Development Plan”). The initial Development Plan will be agreed by the Parties within [***] of the Effective Date. Such initial Development Plan may be adjusted in accordance with this Section 4.02 and Section 3.03 according to liaisons with the Regulatory Health Authorities in the United States and/or in the Territory and according to the approval (or consent in case of no formal approval) to the pivotal clinical trial design by the Regulatory Health Authorities in the United States and/or in the Territory. [***]. From time to time, but at least [***], EOC shall propose updates or amendments to the Development Plan in consultation with Aadi to reflect changes in the plans, including timelines for activities therein. Thereafter, EOC shall submit the proposed updated or amended Development Plan to the JSC for review and approval, and once approved by the JSC, any amended Development Plan shall become effective. For clarity, the Development Plan and any amendments thereto shall be consistent with the Global Development Plan in material aspects and the Global Development Plan shall take precedence in case of any conflict or inconsistency between the Development Plan and the Global Development Plan

Section 4.03Conduct of Certain Development Activities. Except for the activities allocated to EOC under the Global Development Plan pursuant to this Section 4.03, any clinical trial(s) and other Development studies that are commenced in the Territory after the Effective Date to support Regulatory Approval of the Product in the Territory shall be set forth in the Development Plan and will be conducted solely by EOC at its sole expense; provided, however, in its sole discretion but to the extent practicable, Aadi may [***] pursuant to the Applicable Law of the Regulatory Health Authority of the Territory, in which case Aadi shall [***] cooperate with EOC to conduct such clinical trials in the Territory. The Parties' collaborative work to support the global Development of the Product by conducting certain Development activities in the Territory will be conducted pursuant to a global development plan (as amended from time to time in accordance with this Section 4.03, the “Global Development Plan”). The Global Development Plan shall include (i) an outline of major Development activities (including clinical trials) planned by Aadi for the Product, (ii) details and timelines of the Development activities in the Territory assigned to EOC to support any multi-regional clinical study, and (iii) the details and timelines of any other Development activities (including clinical trials) in the Territory assigned to EOC to support the global Development of the Product. Aadi shall prepare an initial Global Development Plan within [***] of the Effective Date and shall provide such plan and any amendments thereto to the JSC. The JSC shall [***] the Global Development Plan and any amendments thereto solely with respect to Development activities to be conducted by EOC thereunder. EOC shall be solely responsible for the costs and expenses incurred by EOC in the Development of the Product in the Territory, including in the performance by or on behalf of EOC, its Affiliates or Sublicensees of Development activities under the Development Plan and any Development activities assigned to EOC under the Global Development Plan. For clarity, Aadi may conduct global Development activities with respect to the Product outside of the Global Development Plan and timely inform EOC of such Development activities through JSC.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Section 4.04Diligence Obligations.

(a)EOC shall use [***] in accordance with the Development Plan and the Global Development Plan at its own cost and expense to carry out its activities under this Agreement and to Develop, Commercialize, and obtain Regulatory Approval for the Product in the Field in the Territory. EOC shall conduct such tasks in a timely, professional manner and in compliance with the Development Plan, Global Development Plan in all material aspects, and all Applicable Laws. Without limiting the foregoing, as of the Effective Date, EOC shall be responsible for preparing, conducting, and bearing the cost and expense of all Development, regulatory, and Commercialization activities with respect to the Product in the Field in the Territory, including but not limited to:

(i)preparing amendments to the Development Plan as contemplated by Section 4.02 above;

(ii)preparing the Commercialization Plan contemplated by Section 4.09 hereunder no later than [***] prior to the anticipated date of filing of the first NDA or Drug Approval Application for the Product in the Territory;

(iii)conducting any clinical trials set forth in the Development Plan in the Territory;

(iv)timely making all regulatory submissions and filings in the Territory in accordance with the Development Plan and as is customary with industrial practices in the Field in the Territory; and

(v)marketing, pre-launch and launch activities by no later than [***] prior to [***] after marketing approval and necessary custom clearance in the Territory.

Section 4.05Reports of Development Activities. EOC shall prepare and provide reports in English on the Development activities of the Product undertaken by it at each meeting of the JSC (and, in any event, at least on [***] if the JSC does not meet in a particular [***]). The Development reports shall include a reasonably detailed summary of [***]. In addition, EOC shall, at its own expense, make appropriate scientific and regulatory personnel available to Aadi, either by telephone or in person as the Parties may mutually agree, as reasonably required to keep Aadi informed of Development activities conducted by EOC.

Section 4.06Regulatory Matters.

(a)To the extent required under Applicable Laws in the Territory to enable [***] to manufacture and supply Product [***] for Development and Commercialization in the Territory and to obtain Regulatory Approvals for the Product in the Territory, Aadi shall be the marketing authorization or drug license holder of the Product in the Field in the Territory. Except as expressly set forth in this Agreement, Aadi shall not have any right, whether directly or indirectly, to Develop and/or Commercialize or otherwise distribute the Product in the Field in the Territory during the Term, which rights have been granted to EOC under Section 2.01. [***]. EOC shall promptly reimburse Aadi for any and all reasonable expenses (internal and external) that Aadi may incur in being the holder of, or transferring to EOC, the marketing authorization or drug license in the

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Territory. [***]. For so long as Aadi is the marketing authorization or drug license holder of the Product in the Field in the Territory, EOC shall [***]. EOC or its Affiliate incorporated within the Territory and appointed as a subcontractor in accordance with Section 2.01(b), as Aadi's agent shall have the right to make regulatory submission on Aadi's behalf while Aadi is the marketing authorization or drug license holder of the Product in the Field in the Territory, provided that to the extent necessary for the approval of an IND or NDA for the Product in the Territory, [***]. EOC shall not access such [***] unless necessary. For clarity, Aadi shall not be prohibited under this Agreement from assigning or transferring its marketing authorization in the United States to any Third Party, including any partner or licensee of Aadi (“Marketing Authorization Transferree”), provided that Aadi shall [***] ensure that any such transfer shall not adversely affect EOC's interests. Notwithstanding anything to the contrary, Aadi shall [***] ensure that the Marketing Authorization Transferee will provide the same level of collaboration and support and undertake Aadi's obligations and responsibilities as committed hereunder.

(b)EOC shall [***] pursue the Regulatory Approval for the Product in the Territory for all Indications specified in the Development Plan and approved by the JSC. EOC shall be responsible for preparing, translating, filing and submitting all Regulatory Documents related to the Product with the Regulatory Health Authority in the Territory, including all applications for Regulatory Approval, at its own cost. Aadi acknowledges that any and all applications for Regulatory Approvals, the Regulatory Approvals, and other regulatory filings related to the Product shall be submitted and held, to the extent set forth in Section 4.06(a), in the name of Aadi. EOC shall also be responsible for providing, in the format required by the applicable Regulatory Health Authorities, the data and information required to be submitted to such Regulatory Health Authorities for Regulatory Approval of the Product in the Territory, including without limitation data from all clinical trials. To the extent set forth in Section 2.07, Aadi shall transfer the original or provide a copy of the Regulatory Approvals and other necessary Regulatory Documents to EOC for Regulatory Approval in the Territory.

(c)Aadi shall cooperate with EOC, [***], to enable EOC to obtain any or all Regulatory Approvals for the Products in the Field in the Territory and make all regulatory submissions in accordance with the Development Plan. Aadi shall provide, upon reasonable request by EOC, all data and other clinical development information Controlled by Aadi and reasonably necessary for EOC to Develop the Product or seek Regulatory Approval in the Field in the Territory, and all necessary certification documents for any IND (including a proposed multinational clinical trial) application or NDA equivalent application or Drug Approval Application in the Territory which shall include data or information related to the manufacture of the Product to the extent Aadi elects to provide such information to EOC or is not able to directly submit such information to the applicable Regulatory Health Authority. [***]. Upon request by EOC (and at EOC's expense), Aadi shall also provide specification validation samples and reference standards and will provide EOC with information necessary for EOC to purchase any special equipment for specification validation and local CoA testing. Aadi shall provide the above mentioned data, information, documents, samples, materials and equipment within the timeframe agreed by both Parties. Aadi shall request the suppliers of excipient and package material to register and obtain DMF (Drug Master File) code to the Regulatory Health Authorities in the Territory before the NDA equivalent application or Drug Approval Application, provided that EOC will bear any reasonable costs Aadi incurs as a result of such requests. To the extent set forth

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

in the Supply Agreement, Aadi shall support, and [***] ensure that the Manufacturer support, on-site inspection to the Manufacturer's facility to be conducted by the Regulatory Health Authorities of the Territory. For clarity, if any Regulatory Health Authority in the Territory requires, in connection with EOC's IND or NDA equivalent application or Drug Approval Application in the Territory, any data other than the data required to be transferred by Aadi pursuant to this Section 4.06(c), EOC shall be responsible at its sole cost for generating such data.

(d)Each Party shall provide the other Party with written notice no later than [***] after receiving notice of any meeting or discussion with any Regulatory Health Authority in the Territory related to the Product in the Field. Without limiting Aadi's obligations pursuant to Section 4.06(a), Aadi shall have the right, but not the obligation to attend all meetings or hearings (i) accomplished by telecommunications or other electronic means, and/or (ii) physically, as permitted by Regulatory Health Authorities. Except as set forth in Section 4.06(a), [***] shall bear the cost of physical attendance at such meetings or hearings.

(e)Aadi shall inform EOC any [***] and provide EOC related documents and data within [***], and support EOC to file and submit the [***] application in the Territory.

(f)Aadi shall timely report to EOC through the JSC the status of each IND application and Drug Approval Application covering the Product outside the Territory during the Tenn.

(g)EOC shall report to Aadi regarding the status of each pending or proposed IND application, NDA equivalent application or Drug Approval Application covering a Product in the Territory. EOC shall provide to Aadi, for Aadi's review and comment, all regulatory submissions (including summaries in English thereof) prepared by or on behalf of EOC at least [***] prior to submission and shall consider in good faith any comments received from Aadi within [***] after delivering such documents to Aadi with respect thereto and, in EOC's discretion, incorporate such comments prior to submission. EOC shall promptly notify Aadi of any request for information by any Regulatory Health Authority, and EOC shall reasonably cooperate with Aadi in providing such information. EOC shall as soon as reasonably practicable furnish Aadi with copies (and summaries in English) of all substantive correspondence EOC has had with any Regulatory Health Authority, and contact reports concerning substantive conversations or substantive meetings with any Regulatory Health Authority, in each case relating to any such IND, NDA equivalent or Drug Approval Application.

(h)In case Aadi needs any translation with respect to the documents and correspondence submitted the Regulatory Health Authority under Section 4.06, EOC may, at Aadi's expense, provide such English translation.

(i)Each Party hereby grants to the other Party the right of reference to all regulatory submissions pertaining to Product in the Field submitted by or on behalf of such Party or its Affiliates, solely to the extent set forth in this Section 4.06(i). EOC may use such right of reference to Aadi's regulatory submissions solely for the purpose of seeking, obtaining and maintaining Regulatory Approval for the Product in the Field in the Territory. Aadi may use such right of reference to EOC's regulatory submissions and Regulatory Approvals solely for the purpose of seeking, obtaining and maintaining regulatory approval of products outside the Territory or, to the extent permitted pursuant to this Agreement, in the Territory. Each Party shall bear its own costs

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

and expenses associated with providing the other Party with the right of reference and sharing of data and information pursuant to this Section 4.06(i). Each Party will take such actions as may be reasonably requested by the other Party to give effect to the intent of this Section 4.06(i) and to give the other Party the benefit of the rights of reference to the granting Party's regulatory submissions in the other Party's territory as provided herein.

(j)If either Party believes that the other Party is taking or intends to take any action with respect to a Product in such other Party's territory that could have a material adverse impact upon the regulatory status of the Product in the Field in its respective territory, then such Party shall have the right to bring the matter to the attention of the JSC, and the Parties shall discuss in good faith a resolution to such concern. Without limiting the foregoing, unless the Parties otherwise agree (or unless otherwise set forth herein or in the Development Plan): (i) neither Party shall communicate with any Regulatory Health Authority having jurisdiction outside of its respective territory with respect to any Product, unless required by such Regulatory Health Authority, in which case such Party shall notify the other Party of such order as promptly as possible, but in no event later than [***] following such communication; and (ii) neither Party shall submit any regulatory submissions or seek regulatory approvals for any Product in the other Party's respective territory

Section 4.07Adverse Event Reporting and Product Recall.

(a)Each Party agrees to provide the other Party with the necessary safety information required by Regulatory Health Authorities to comply with Applicable Laws. EOC will maintain an adverse event database for clinical trials conducted in the Territory (“Territory Safety Database”) at its sole cost and expense. EOC shall be responsible for (i) reporting to the applicable Regulatory Health Authorities in the Territory, all quality complaints, adverse events and safety data related to the Product for clinical trials conducted in the Territory under the Development Plan and (ii) responding to safety issues and to all requests of Regulatory Health Authorities related to such safety issues with respect to the Product in the Field in the Territory, in each case ((i) and (ii)), in accordance with Applicable Law, the Pharmacovigilance Agreement and in consultation with Aadi. Aadi shall report to EOC, in accordance with the procedures set forth in the Pharmacovigilance Agreement, all adverse events occurring in the conduct of the activities by or on behalf of Aadi in the Territory for inclusion in the Territory Safety Database. EOC shall, to the extent permitted by applicable laws, at all times provide to Aadi access to the Territory Safety Database, and shall transfer the data included therein to Aadi for inclusion in the global adverse event database for the Product in accordance with the Pharmacovigilance Agreement and as reasonably requested by Aadi. As between the Parties, Aadi shall maintain a global adverse event database for the Product, at Aadi's cost and expense, except that within [***] of receipt of an invoice therefor, EOC shall reimburse Aadi for that portion of such costs and expenses resulting from EOC's Development and Commercialization of Products in the Territory. As promptly as possible following the Effective Date, but no later than [***] after the Effective Date or otherwise agreed by both Parties, the Parties will enter into a detailed pharmacovigilance agreement (the “Pharmacovigilance Agreement”), governing, among other things, appropriate adverse event reporting procedures and pharmacovigilance responsibilities of the Parties relating to Product and reflecting the provisions set forth above in this Section 4.07(a).

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(b)In the event that any Governmental Body issues or requests a recall or takes similar action in connection with the Product, or in the event either Party determines that an event, incident or circumstance has occurred that may result in the need for a recall or market withdrawal, the Party notified of or desiring such recall or market withdrawal shall promptly advise the other Party thereof. Aadi shall have the right to review, and comment on any response to any Regulatory Health Authority that relates to a Product. EOC shall consider Aadi's comments in good faith. Aadi shall be responsible for any costs associated with a recall or similar action in connection with any Product which is defective or fails to meet specifications or conform to the requirements of this Agreement, Supply Agreement or the Quality Agreement (the “Defective Product”), to the extent set forth in the Supply Agreement. In addition, Aadi shall promptly notify EOC of any information it receives regarding any threatened or pending action, inspection or communication by or from a Third Party, or any recall or withdrawal, that would reasonably be expected to materially affect the Development or Commercialization of the Product in the Field in the Territory, and EOC shall promptly notify Aadi of any information it receives regarding any threatened or pending action, inspection or communication by or from a Third Party that would reasonably be expected to materially affect the Development or Commercialization of the Product.

Section 4.08General Provisions Regarding Commercialization. EOC will control and perform for, itself or through its Affiliates or Sublicensees, the Commercialization of the Product in the Field and throughout the Territory and shall be obligated and responsible for [***] carry out such Commercialization in accordance with the Commercialization Plan (as defined below). EOC will be solely responsible for, and will bear all costs relating to, the Commercialization of the Products in the Territory.

Section 4.09Commercialization Plan. EOC shall be responsible for providing to the JSC for approval a reasonably detailed plan specifying the major Commercialization activities, including revenue targets and regional price strategy, planned for the Product in the Territory with respect to each Indication for which it is seeking Regulatory Approval, and the timelines for achieving such activities (to the extent approved by the JSC, and as amended from time to time in accordance with this Section 4.09, the “Commercialization Plan”). EOC shall deliver an initial draft of its proposed commercialization plan to Aadi for Aadi's review no later than [***] prior to the anticipated date of Approval of the first NDA or Drug Approval Application for the Product in the Territory. Aadi shall have the right to comment prior to the submission of the proposed commercialization plan to the JSC for approval and EOC shall consider such comments in good faith. Following approval of the Commercialization Plan by the JSC, from time to time, but at least every [***], EOC shall propose updates or amendments to the Commercialization Plan in consultation with Aadi to reflect changes in the plans, including those in response to changes in the marketplace, relative commercial success of the Product, and other relevant factors that may influence such plan and activities. EOC shall submit the proposed updated or amended Commercialization Plan to the JSC for review and approval before implementing such update or amendment.

Section 4.10Reports of Commercialization Activities. For each Calendar Year following the first Regulatory Approval of the Product in the Territory, EOC shall provide to Aadi [***] a written report that summarizes the Commercialization activities performed by or on behalf of EOC, its Affiliates and Sublicensees in the Territory since the prior report by EOC. Such report shall contain

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

sufficient detail to enable Aadi to assess EOC's compliance with its Commercialization obligations in Section 4.08 and the Commercialization Plan. Such reports shall be Confidential Information to EOC pursuant to Article VII. EOC shall provide updates to any such reports at JSC meetings, as necessary.

Section 4.11Clinical Trial Audit Rights. Upon reasonable notification by Aadi and at Aadi's cost and expense, Aadi or its representatives shall be entitled to conduct an audit of any clinical trial sites engaged, or other facilities used, by EOC or its Affiliates or Sublicensees to conduct EOC's obligations under the Development Plan, to ensure that such clinical trials and obligations are conducted in compliance with the Development Plan and all Applicable Laws and meet Aadi's global clinical trial standards, provided that such audit shall require a [***] prior written notice and shall not interfere with the regular operation of the clinical trial. No later than [***] following the completion of any such audit, Aadi will provide EOC with a written summary of Aadi's findings in English, including any deficiencies or other areas of remediation that Aadi identifies during such audit and the Parties shall promptly meet to discuss any such deficiencies or other areas of remediation identified by Aadi. EOC will [***] remediate such deficiencies within [***] following EOC's receipt of such report, at EOC's cost and expense. If EOC is unable to remediate such deficiencies within a reasonable period and EOC reasonably determines, based on such deficiencies, that a clinical trial site engaged to conduct activities pursuant to the Development Plan is inadequate to continue performing in the applicable clinical trial of a Product in the Territory, then without limiting any other remedies under the Agreement, EOC will work with Aadi in good faith to wind-down such clinical trial at such site as promptly as practicable. EOC will provide Aadi with copies of all quality oversight or audit reports, with summaries in English, prepared in connection with any audit that EOC or any of its Affiliates or Sublicensees conducts of a clinical trial site that EOC or any of its Affiliates or Sublicensees have engaged or are evaluating to potentially engage to fulfill EOC's obligations under the Development Plan no later than [***] after receiving or preparing, as applicable, any such report.

Section 4.12Subcontractors. Subject to section 2.01(b), EOC shall obtain Aadi's written approval, such approval not to be unreasonably withheld, conditioned or delayed, prior to engaging any contract research organization to perform services under the Global Development Plan, including with respect to any Clinical Trial for which Aadi may seek global registration for the Product in the Territory. For non-Global Development Plan related clinical trials, EOC shall be able to pick any contract research organization without Aadi's approval.

Section 4.13Diversion. Each Party covenants and agrees that it shall not, and shall ensure that its Affiliates and Sublicensees shall not, either directly or indirectly, Commercialize any Product, including via the Internet or mail order, to any Third Party or to any address or Internet Protocol address or the like in the other Party's territory; provided that each Party shall have the right to attend conferences and meetings of congresses in the other Party's territory and to promote and market any Product to Third Party attendees at such conferences and meetings, subject to this Section 4.13. Neither Party shall engage, nor permit its Affiliates or Sublicensees to engage, in any advertising or promotional activities relating to any Product for use directed primarily to customers or other buyers or users of such Product located in any country or jurisdiction in the other Party's territory, or solicit orders from any prospective purchaser located in any country or jurisdiction in the other Party's territory. If a Party or its Affiliate or Sublicensee receives any order for a Product

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

from a prospective purchaser located in a country or jurisdiction in the other Party's territory, such Party shall immediately refer that order to such other Party and shall not accept any such orders. Neither Party shall, or shall permit its Affiliates or Sublicensees to, deliver or tender (or cause or allow to be delivered or tendered) any Product for use in the other Party's territory.

Article V.
SUPPLY

Section 5.01Supply.

(a)Aadi shall use [***], either itself or through one or more Third Party Manufacturers, the supply of the Product to EOC solely for EOC's Development and Commercialization activities in the Territory under this Agreement. The Parties shall [***] enter into a separate supply agreement (“Supply Agreement”) consistent with the terms attached hereto as Exhibit E and the terms and conditions of any agreement between Aadi and its Third Party Manufacturer. The Parties shall use good faith efforts to ensure that the Supply Agreement shall be finalized and entered into between the Parties within [***] of the Effective Date or otherwise agreed by both Parties. The Supply Agreement shall provide specific terms and obligations concerning, among other things, forecasts, purchase orders, and supply of Product for the Territory, in accordance with Sections 5.01(b)-(d) below. The Parties shall also use good faith efforts to enter into a separate Quality Assurance Agreement (“Quality Agreement”) within [***] after the Effective Date or otherwise agreed by both Parties. Such Quality Agreement shall define the manufacturing and supply quality responsibilities negotiated in good faith between the Parties.

(b)Development Supply. For supply of Product for Development (including all clinical or regulatory supplies necessary to obtain Regulatory Approval in the Territory) in the Territory, Aadi shall supply sufficient Products to EOC for each Indication, to the extent set forth in the Development Plan or Global Development Plan, at [***], and subject to the terms and conditions of the Supply Agreement.

(c)Commercial Supply. For supply of Product for Commercialization purposes, Aadi shall be responsible for supplying such Product to EOC at [***], subject to the terms and conditions of the Supply Agreement.

(d)The Supply Agreement shall specify, among other things: [***].

Section 5.02Restrictions on Manufacture and Supply.

(a)Notwithstanding anything to the contrary herein, without Aadi's written consent, EOC shall not (i) Manufacture or have Manufactured, itself or through an Affiliate or Sublicensee, or authorize or license any Third Party to Manufacture or have Manufactured the Product; (ii) supply any Product it receives from the Manufacturer under this Agreement to any Third Party for any use, other than Development, compassionate use or patient assistance program (subject to Transfer Price) and Commercialization of the Product in the Territory in compliance with this Agreement; or (iii) purchase any Product from any party other than Aadi pursuant to the Supply Agreement.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(b)In the event Aadi fails to supply sufficient Products to EOC in any [***] as required pursuant to purchase orders submitted in accordance with the binding forecast pursuant to the Supply Agreement (which failure is not caused by a breach of EOC of its obligations hereunder or under the Supply Agreement), Aadi shall [***]. For purposes hereof, Aadi's failure to supply sufficient Products to EOC aforesaid shall mean a cumulative shortfall of Product equal to or greater than [***]. In the event of Aadi's failure to supply sufficient Products to EOC aforesaid, [***]. From and after NDA approval of the [***] for the Product in the Territory, Aadi shall keep the availability of such [***] and ensure, in the event of [***] failure in supply, [***] shall be able to supply the Product within [***].

(c)In the event the failure to supply sufficient Product in accordance with Section 5.02(b) above remains uncured within [***] of EOC's notice of such failure, [***]. Aadi shall use [***] to promptly implement such agreed measures.

(d)[***].

(e)Any breach of this Agreement or inability to perform hereunder by EOC caused due to Aadi's failure of supply shall not be deemed as a breach of EOC to the obligations hereunder.

Article VI.
CONSIDERATION

Section 6.01Upfront Payment. As partial payment for the rights and licenses granted to EOC by Aadi under this Agreement, EOC shall pay to Aadi a non-refundable payment of [***] after the Effective Date. This upfront payment shall [***] against any other payments EOC is obligated to make to Aadi under this Agreement.

Section 6.02Development Milestone.

(a)EOC shall make the following one-time, non-refundable milestone payments to Aadi within [***] of (i) the first achievement of each of the following milestone events for a Product and (ii) the issuance of the invoice by Aadi to EOC, subject to the limitations and additional provisions set forth below in this Section 6.02:

Milestone Event for Product	Milestone Payment (USD)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(b)Each of the milestones set forth in Section 6.02(a) is eligible to be earned individually. Each Party shall provide the other Party with notice of each achievement of the foregoing milestones which such Party is responsible for achieving (EOC for milestones in the Territory and Aadi for milestones in the United States) within [***] thereafter.

(c)Generic Product: In the event there is no Regulatory Exclusivity in the Territory and a Generic Product receives approval of an ANDA Application and is launched in the Territory, any unpaid development milestone payments will be reduced to [***] of its original amount. In such event, upon EOC's request both Parties will negotiate in good faith to decide whether to continue the Development of unfinished Development Plan for any Indications.

(d)No payments pursuant to Section 6.02(a) shall [***] against any other payments EOC is obligated to make to Aadi under this Agreement.

Section 6.03Sales Milestones.

No.	Milestone Event First time Annual Net Sales (USD) in Territory exceeds the following amounts	Milestone Payment (USD)
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

(a)Subject to Section 6.03(b)(ii), upon the first achievement of each milestone event set forth in the table above, EOC shall make the corresponding milestone payment to Aadi.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(b)EOC will deliver to Aadi a final report within [***] following the fourth Calendar Quarter as set forth under Section 6.06. Any sales milestone payable to Aadi or its designee under this Agreement shall be paid within [***] following the date (i) the report disclosing the achievement of such sale milestone is delivered to Aadi as set forth under Section 6.06 and (ii) Aadi issued an invoice for such sales milestone payment.

(c)The Parties agree that (i) each sales milestone payment under Section 6.03 shall only be paid once during the Term (i.e. once one sales milestone payment for item from 1 to 5 has been made pursuant to Section 6.03(b), no additional payment shall be made for such sales milestone); and (ii) [***]. In the event that more than one sales milestone is achieved in a given Calendar Year, EOC shall pay Aadi the sale milestone payment associated with each such sales milestone achieved during such Calendar Year.

(d)[***] against any other payments EOC is obligated to make to Aadi under this Agreement.

Section 6.04Royalties.

(a)Subject to the provisions set forth below in Section 6.04(c) through Section 6.04(d), and Section 6.05, EOC shall pay to Aadi royalties in the Territory at the following rates:

Range of Annual Net Sales (USD)	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

For the avoidance of doubt, royalties shall be calculated on a tiered structure where each royalty rate set forth in the table above shall apply only to that portion of the Annual Net Sales in the Territory during a given Calendar Year that falls within the indicated range of Annual Net Sales. As an illustrative example, if the Annual Net Sales in the Territory for a given Calendar Year is [***]. Notwithstanding the above, after the Product is covered by medical insurance in mainland

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

China through negotiation with the related Governmental Body, the royalty to be paid by EOC to Aadi will not exceed [***] of the Gross Profit in any given Calendar Year, provided that, in no event shall the royalty to be paid by EOC to Aadi be [***] in any given Calendar Year.

(b)Royalty Term. The royalty payments payable under this Section 6.04 shall be payable from the First Commercial Sale of Product in the Territory until the later of: [***] (the “Royalty Tenn”). Upon the expiration of the Royalty Term or upon expiration of this Agreement, the licenses granted pursuant to Section 2.01 and 2.02 to EOC for the Product in the Territory shall continue and become irrevocable and perpetual. The Parties will negotiate the terms for continued supply of the Product to EOC and royalties payable following such expiration, which rate in no case will be higher than the rates set forth under Section 6.04(d) hereunder.

(c)Third Party Compensation. If (i) EOC reasonably determines that it is necessary to obtain a license from any Third Party in order to avoid infringement of such Third Party's Patent in the Territory with respect to the license contemplated hereunder, and (ii) EOC is required to pay to such Third Party any royalty, milestone payments, or other monetary compensation in consideration for the grant of such license or maintenance of the right to Commercialization (“Third Party Compensation”), then, provided that [***], for the period during which EOC owes royalties to Aadi hereunder, the royalties that would otherwise be payable on Net Sales of the Product in the Territory under Section 6.04(a) shall be reduced by an amount of [***] of all Third Party Compensation payable by or on behalf of EOC to such Third Party during the same period, provided that such royalty payments owed to Aadi shall not be reduced by more than forty percent (40%) of the amount that would otherwise be payable to Aadi under Section 6.04(a). [***].

(d)Generic Product. If during the Royalty Term, a Third Party receives marketing authorization for and commences commercial sale of a Generic Product in the Territory, then EOC shall have the right to reduce any royalties payable in the Territory for such Product pursuant to Section 6.04(a) to [***] of the rates set forth in Section 6.04(a) beginning on the date of first sale of the Generic Product and for each subsequent Calendar Quarter thereafter unless and until such Generic Product is removed from the market.

Section 6.05Sales by Sublicensees. In the event that EOC grants sublicenses to one or more Sublicensees to sell Product to the extent permitted hereunder, such sublicenses shall include without limitation an obligation for the Sublicensee to account for and report its Net Sales of such Product on the same basis as if such sales were Net Sales by EOC, and EOC shall pay royalties and sales milestones to Aadi as if the Net Sales of the Sublicensee were Net Sales of EOC.

Section 6.06Royalty Payments and Reports. The royalties payable under Section 6.04 shall be calculated quarterly as of the last day of March, June, September and December respectively for the Calendar Quarter ending on that date. For each Calendar Quarter following the First Commercial Sale of Product in the Territory, within [***] following the end of such Calendar Quarter, EOC shall deliver to Aadi a report summarizing the calculation of Net Sales of Product in the Territory. Within [***] of receipt of such report, Aadi shall notify EOC of the amount of royalties that Aadi will be responsible to pay under the Abraxis License based on such net sales (the “Actual Licensor Royalty”) and the royalty rate to be adopted so as to calculate such Actual Licensor Royalty thereunder (“Actual Licensor Royalty Rate”). The royalty rate set forth in the Abraxis License is set forth in Exhibit F. In addition, for each Calendar Quarter following the First

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Commercial Sale of Product in the Territory, EOC shall deliver to Aadi a report summarizing (a) the gross sales of the Product in the Territory, (b) calculation of Net Sales and Gross Profit of Product, (c) calculation of royalties due to Aadi, (d) exchange rate used to calculate Net Sales, (e) aggregate Annual Net Sales as of the end of such Calendar Quarter and (f) whether any sales milestone pursuant to Section 6.03 was achieved during such Calendar Quarter. Such report shall be certified under IFRS and shall be delivered within [***] following the end of such Calendar Quarter. Any royalty payable to Aadi or its designee under this Agreement shall be paid on the date that such report for the Calendar Quarter is delivered to Aadi under this Section 6.06. For the purpose of clearing of the royalty payment in a given Calendar Year, the report for the fourth Calendar Quarter shall summarize the Annual Net Sales and Annual Gross Profit of Product in such given Calendar Year and shall calculate all the royalties payable to Aadi or its designee for such given Calendar Year pursuant to Section 6.04(4). The royalties to be paid on the date of final report for the fourth Calendar Quarter under this Section 6.06 shall be the difference between the royalties payable for such given Calendar Year and the royalties having been paid.

Section 6.07Taxes.

(a)The royalties, milestones and other amounts payable by EOC to Aadi pursuant to this Agreement (“Payments”), shall not be reduced on account of Taxes unless required by Applicable Laws. [***]. To the extent any Payments made by EOC pursuant to this Agreement become subject to Withholding Income Tax under Applicable Laws, EOC shall deduct and withhold the amount of such Taxes from the Payments due Aadi, but only to the extent that Aadi is required to bear such Taxes under this Agreement or Applicable Laws. EOC shall remit the amounts of Withholding Income Tax, whether paid by Aadi or EOC, to the proper Governmental Bodies in a timely manner and transmit to Aadi an official tax certificate or other evidence of payment of such tax obligations from the relevant Governmental Bodies. Except as provided in this Section 6.07(a), all taxes or duties in connection with payments made by EOC for Indirect Taxes, including any value added or similar tax or local tax or surcharge on value added taxes and any import duty or fees, shall be paid by EOC. Notwithstanding the foregoing, if Aadi is entitled (whether under any applicable tax treaty or otherwise under Applicable Laws) to a reduction in the rate of, or the elimination of, Withholding Income Tax, it may deliver to EOC or the appropriate Governmental Body (with the assistance of EOC to the extent that this is reasonably required and is expressly requested in writing), the prescribed forms necessary to reduce or eliminate the applicable rate of Withholding Income Tax, and EOC shall apply the reduced rate of withholding, or dispense with withholding, as applicable. EOC agrees to take all other reasonable and lawful efforts to minimize such Withholding Income Tax, and EOC shall cooperate with Aadi as reasonably requested in any claim for refund or application to any Tax Authority. If any refund of Withholding Income Tax is made to Aadi, such refund shall be allocated to the Parties consistent with the allocation of liability of Withholding Income Tax provided in this Section 6.07(a). If EOC intends to withhold income Tax from any Payments, EOC shall inform Aadi reasonably in advance of making such Payments to permit Aadi an opportunity to provide any forms or information or obtain any Tax Authority approval as may be available to reduce or eliminate such withholding.

(b)Tax Gross-up. Notwithstanding anything to the contrary herein, if (i) EOC redomiciles, designates an Affiliate as payer or assigns its rights or obligations under this Agreement, (ii) as a result of such redomiciliation, designation or assignment, EOC (or its

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

assignee) is required by Applicable Law to withhold taxes, or such redomiciliation, designation or assignment results in the imposition of Indirect Taxes that were not otherwise applicable, from or in respect of any amount payable under this Agreement, and (iii) such withholding taxes (which would include Withholding Income Tax) or Indirect Taxes exceed the amount of withholding taxes or Indirect Taxes that would have been applicable but for such redomiciliation or assignment, then any such amount payable to Aadi pursuant to this Agreement shall be increased to take into account such withholding taxes or Indirect Taxes as may be necessary so that, after making all required withholdings (including withholdings on the additional amounts payable) and/or paying such Indirect Taxes, as the case may be, Aadi receives an amount equal to the sum it would have received had no such increased withholding been made and no such Indirect Taxes had been imposed. The obligation to pay additional amounts pursuant to the preceding sentence shall not apply, however, to the extent such increased withholding tax or Indirect Taxes would not have been imposed but for the assignment by Aadi of its rights or obligations under this Agreement or the redomiciliation of Aadi outside of the United States, to the extent such assignment or redomiciliation occurs after the redomiciliation or assignment by EOC described in the first sentence of this Section 6.07(b). Solely for purposes of this Section 6.07(b), a Party's “domicile” shall include its jurisdiction of incorporation or tax residence and a “redomiciliation” shall include a reincorporation or other action resulting in a change in tax residence of the applicable Party or its assignee.

(c)Notwithstanding anything to the contrary contained in this Section 6.07 or elsewhere in this Agreement, the following shall apply with respect to Indirect Taxes. If any Indirect Taxes imposed by relevant Governmental Bodies in the Territory are chargeable in respect of any Payments, EOC shall be responsible for such Indirect Taxes and shall not reduce any Payments due Aadi hereunder as a result of such Indirect Taxes. The sum of the net amount received by Aadi and the Withholding Income Tax levied by China Tax Authority discussed in Section 6.07(a) above for each payment shall not be less than the amount of the Upfront and Milestone Payments set forth in Section 6.01,  6.02 and 6.03. The Parties shall issue invoices for all goods and services supplied under this Agreement consistent with Indirect Tax requirements, and to the extent any invoice is not initially issued in an appropriate form, EOC shall promptly inform Aadi and shall cooperate with Aadi to provide such information or assistance as may be necessary to enable the issuance of such invoice consistent with Indirect Tax requirements.

Section 6.08Payments or Reports by Affiliates. Any Payment required under any provision of this Agreement to be made to Aadi or any report required to be made by EOC shall be made by an Affiliate of EOC if such Affiliate is designated by EOC as the appropriate payer or reporting entity.

Section 6.09Mode of Payment. All payments set forth in this Article VI shall be remitted by wire transfer to the bank account of Aadi as designated in writing to EOC which account may be updated from time to time (unless otherwise specified herein).

Section 6.10Payment Currency. All amounts payable and calculations under this Agreement shall be in United States dollars. As applicable, Net Sales and any adjustments to payments under this Agreement shall be translated into United States dollars at an exchange rate determined by using the 30-day trailing average of the daily middle exchange rate for the renminbi of People's Bank of China (the central bank of the government of China) as published daily at http://www.safe.gov.cn/wps/portal/english/Home, as of the date of the applicable invoice.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Section 6.11Imports. For the avoidance of doubt, the Parties acknowledge and agree that none of the milestones or royalties payable under this Agreement are related to the license (or right) to import or any import of Products. EOC shall, with the reasonable assistance of Aadi, be responsible for any import clearance, including payment of any import duties and similar charges, in connection with the Product transferred to EOC under this Agreement. The Parties shall co-operate in accordance with Applicable Laws to ensure where permissible that no import duties are paid on imported materials. Where import duties are payable, the Parties shall co-operate to ensure that the Party responsible for shipping values the materials in accordance with Applicable Laws and minimizes where permissible any such duties and any related import taxes that are not reclaimable from the relevant authorities.

Section 6.12Late Payments. Any payments due under this Agreement shall be due on such date as specified in this Agreement and, in the event such date is not a Business Day, then the next succeeding Business Day. In the event that any payment due under this Agreement is not made when due, the amount due [***]. Notwithstanding the foregoing, a Party shall have recourse to any other remedy available at law or in equity with respect to any delinquent payment, subject to the terms of this Agreement.

Article VII.
CONFIDENTIALITY

Section 7.01Confidentiality. The Parties agree that the Party receiving Confidential Information disclosed by or on behalf of the other Party pursuant to this Agreement is entitled to disclose such Confidential Information only to its and its Affiliates' respective officers, directors, employees, agents, contractors, consultants, advisors, Affiliates and Sublicensees (collectively, “Permitted Recipients”), only to exercise its rights or perform its obligations hereunder and only on a need-to-know basis, and shall advise the Permitted Recipients of the confidential nature of such Confidential Information and shall cause the Permitted Recipients to be bound by obligations of confidentiality, non-use and non-disclosure at least as stringent as the terms of this Article VII. Each Party shall keep any Confidential Information of the other Party confidential and shall not publish nor otherwise disclose nor use for any purpose such Confidential Information other than to conduct its activities under this Agreement or otherwise as expressly authorized by this Agreement. If either Party becomes aware or has knowledge of any unauthorized use or disclosure of the other Party's Confidential Information, it shall promptly notify the disclosing Party of such unauthorized use or disclosure.

Section 7.02Exceptions. Notwithstanding the foregoing, the obligations set forth in Section 7.01 shall not apply in respect of Confidential Information to the extent that it can be established by the receiving Party that such Confidential Information:

(a)was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by or on behalf of the other Party;

(b)was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(c)was independently developed without use of the disclosing Party's information, as evidenced by contemporaneous written records;

(d)became generally available to the public or otherwise part of the public domain after its disclosure to the receiving Party and other than through any act or omission of the receiving Party in breach of this Agreement; or

(e)was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others.

Section 7.03Authorized Disclosure. The receiving Party may disclose Confidential Information of the disclosing Party to a Third Party only to the extent that such disclosure is:

(a)required by law, order, or regulation of a government agency or a court of competent jurisdiction, or by the rules of a securities exchange, provided that the receiving Party required to make such disclosure shall, after providing reasonable advanced notice to the disclosing Party before the disclosure, (i) give the disclosing Party an opportunity to comment on any such required disclosure, (ii) if requested by the disclosing Party, [***] obtain protective orders or any available limitations on or exemptions from such disclosure requirement where applicable and practicable;

(b)made to a patent office for the purposes of filing or enforcing a Patent as permitted in this Agreement;

(c)made by a Party or its Affiliates, or Sublicensees to the Regulatory Health Authority for the purposes of any filing, application or request for Regulatory Approval for the Product as permitted in this Agreement;

(d)made to advisors, actual or potential Third Party partners, investors, licensees, Sublicensees or acquirers of all or substantially all of the assets to which this Agreement relates; provided, however, in each case, that any such potential or actual partner, investor, licensee, sublicensee or acquirer agrees to be bound by confidentiality and non-use obligations with respect to such Confidential Information at least as protective of the disclosing Party and such Confidential Information as the terms of this Article VII;

(e)made by EOC or its Affiliates, or Sublicensees to Third Parties as may be necessary or useful in connection with the Exploitation of Product as contemplated by this Agreement, including subcontracting or sublicensing transactions in connection therewith; provided that the Party making such disclosures shall ensure that each Third Party recipient is bound by obligations of confidentiality no less restrictive than those contained in this Agreement and shall be liable to the other Party for any breach of such confidentiality obligations by the relevant recipient.

Section 7.04Survival. This Article VII (other than Sections 7.08) shall survive for a period of [***] following the termination or expiration of the Agreement provided however that all Trade Secret information shall be safeguarded by the receiving Party as required in perpetuity or for so long as such information remains a Trade Secret under Applicable Law.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Section 7.05Termination of Prior Agreements. This Agreement supersedes the Confidentiality Agreement between Aadi and EOC dated as of August 6, 2020 (the “CDA”). All information and Materials exchanged between the Parties under the CDA shall be deemed Confidential Information and shall be subject to the terms of this Article VII.

Section 7.06Publications. Except as required by law, each of the Parties agrees that it shall not publish or publicly present any scientific, technical, or academic information relating to the Product (a) without the prior written consent of the other, and (b) other than in compliance with this Section 7.06. Without limiting the foregoing, EOC may publish clinical or non-clinical data or any associated results or conclusions generated by or on behalf of EOC pursuant to this Agreement solely to the extent that such data, results or conclusions are specific to the Territory and the Field. For the avoidance of doubt, advertising information shall be subject to this Section 7.06 if it is not in accordance with the approved label or published academic papers. Each of the Parties shall provide to the other the opportunity to review any proposed publications, presentations, meeting abstracts, talks or other publicity (including without limitation information to be presented verbally) that relate to the Product as early as reasonably practical, but at least thirty (30) days prior to their intended submission for publication or presentation, and such Party agrees, upon written request from the other, within the Review Period (as defined below), not to submit such abstract, manuscript, or other publicity materials for publication or to make such presentation until the other Party agrees, which agreement by such other Party shall not be unreasonably withheld. For the avoidance of doubt, to the extent practicable, Aadi shall be permitted to withhold such agreement if such publication is not in accordance with Aadi's global publication strategy with respect to the Product or for any reason with respect to the publication of results of any clinical trial of the Product including sites outside of the Territory. Such Party shall have [***] after its receipt of any such publication or presentation (the “Review Period”) to notify the other Party in writing of any specific objections to the intended publication or presentation. Each of the Parties shall, in any such publication or presentation, delete from the proposed disclosure any Confidential Information of the other. Additionally, if a Party notifies the other within the Review Period that it objects to such disclosure on the basis that a patent application claiming information contained in such disclosure should be filed prior to such disclosure, such Party agrees to delay disclosure of the relevant information, for up to [***] after the other Party's timely notification of its objection as per the above, or until such application has been filed, if earlier. Once any such abstract or manuscript is accepted for publication, the publishing Party will provide the other with a copy of the final version of the manuscript or abstract. Notwithstanding the foregoing, Aadi's obligations under this Section 7.06 shall apply only to publications in the Territory or containing the Confidential Information of EOC.

[***]

Article VIII.
OWNERSHIP OF INTELLECTUAL PROPERTY AND PATENT RIGHTS

Section 8.01Ownership. Except as expressly provided in this Agreement, Aadi shall retain sole and exclusive Control of the Aadi Trademarks and Aadi Technology, including Aadi Know-How, Aadi Patents,. Except as expressly provided herein, no right, title, or interest is granted by Aadi to EOC in, to, or under any Aadi Technology, and, except as expressly provided herein, EOC shall have no right to assign to any Third Party any right or interest received under Aadi Technology

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

under the terms of this Agreement. [***]. EOC shall, at Aadi's cost, take (and cause its Affiliates, Sublicensees and their employees, agents, and contractors to take) such further actions reasonably requested by Aadi to evidence such assignment and to reasonably assist Aadi in obtaining Patent and other Intellectual Property Rights protection for Product-related Assigned IPR. Each Party shall promptly disclose to the other all Product-related IPR and Joint Inventions, including all Invention disclosures or other similar documents submitted to such Party by its or its Affiliates' employees, agents, or independent contractors relating thereto, and shall also promptly respond to reasonable requests from such other Party for additional information relating thereto. Except as otherwise provided in this Section 8.01, Know-How, including all compositions of matter, method of use or other subject matter, whether patentable or not, that is conceived or reduced to practice as a result of the Development or Commercialization of the Product under this Agreement (“Inventions”) that are made solely by or on behalf of Aadi or any of its Affiliates (and all Intellectual Property Rights therein, including any Patents) shall be owned [***]; Inventions that are made solely by or on behalf of EOC or any of its Affiliates (and all Intellectual Property Rights therein, including any Patents) excluding, for clarity, Product-related Assigned IPR, shall be owned [***]; and Inventions that are made jointly by or on behalf of the Parties (and all intellectual property rights therein, including any Patent Rights) [***] (each, a “Joint Invention”) shall be owned [***]. Inventorship under this Agreement will be determined in accordance with the laws of the United States relating to patents. Subject to the rights granted under and the restrictions set forth in this Agreement, it is understood that neither Party shall have any obligation to account to the other Party for profits, or to obtain any approval of the other Party to license, assign or otherwise exploit any Joint Invention (or any Patents claiming the same, “Joint Patents”), by reason of joint ownership thereof, and each Party hereby waives any right it may have under the Applicable Law of any jurisdiction to require any such approval or accounting.

Section 8.02Licenses to Aadi. EOC hereby grants to Aadi: (a) a royalty-free, fully-paid up, perpetual, irrevocable and sublicensable (through multiple tiers), exclusive license (but shall not exclude EOC's use during the Term) under the Product-related Licensed IPR to Develop, make, have made, use, import, export, offer for sale, sell and otherwise Commercialize Products outside the Territory (including to research Develop, make, have made, use, import and export Products in the Territory to support Development and Commercialization outside the Territory), (b) a nonexclusive, fully paid-up royalty-free, perpetual, irrevocable, sublicensable (through multiple tiers) license under the Product-Related Licensed IPR to Develop, make, have made, use, import, export, offer for sale, sell and otherwise Commercialize Products for any purpose, subject to the rights and licenses granted to EOC hereunder, and upon expiration or termination of this Agreement for any reason, in all fields, and (c) a non-exclusive, fully paid-up, royalty-free, perpetual, irrevocable and sublicensable (through multiple tiers) license under the EOC Technology that is necessary for or used or applied by or on behalf of EOC or its Affiliates or Sublicensees in the Development, manufacture or Commercialization of Products, to Develop, make, have made, use, import, export, offer for sale, sell and otherwise Commercialize Products (i) outside the Territory and (ii) in the Territory solely as necessary for Aadi to exercise its rights and perform its obligations under this Agreement (including with respect to Development and Manufacture of the Products) and to conduct global Development activities in accordance with the Global Development Plan. EOC shall be responsible for ensuring its employees, Affiliates, and Sublicensees are obligated to license and execute appropriate documents consistent with EOC's obligations under this Section 8.02. Notwithstanding the above, all clinical data generated by or on behalf of EOC, its Affiliates

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

or Sublicensees in the Territory for the Indications contemplated herein shall be the property of EOC.

Section 8.03Prosecution and Maintenance of Patent Rights.

(a)As between the Parties, Aadi shall have the right to control the preparation, filing, prosecution, and maintenance of the Aadi Patents in the Territory. Aadi shall have the right, but not the obligation, at its own cost, file, prosecute, and maintain all Aadi Patents in the Territory. [***]. In any event, Aadi shall have final decision-making authority with respect to such prosecution matters. [***].

(b)In the event that any Joint Invention is created hereunder, at either Party's request, the Parties shall discuss a mutually acceptable filing and prosecution strategy for any Joint Patent; provided that absent such agreement, [***] shall control the preparation, filing, prosecution, and maintenance of the Joint Patents, as set forth in this Section 8.03(b). [***] shall keep [***] reasonably informed of the prosecution of the Joint Patents and shall provide [***] with copies of all material correspondence received from any patent authority in connection therewith. Further, [***] shall notify [***] of any decision to cease prosecution of any Joint Patents. [***] will consider [***] comments on prosecution of Joint Patents but will have final decision-making authority under this Section 8.03(c). [***] will promptly reimburse [***] for [***] any reasonable out-of-pocket costs incurred by [***] in connection with such prosecution activities.

(c)[***] shall keep [***] reasonably informed and provide Aadi with a reasonable opportunity to consult with [***] regarding prosecution of any Patent that claims Product-related Licensed IPR (“Product-related Licensed Patents”), provided that [***] shall retain final decision-making authority with respect thereto.

(d)Each Party agrees to bring to the attention of the other Party any Third Party Patent it discovers, or has discovered, and which relates to the subject matter of this Agreement. Each Party shall provide the other Party all reasonable assistance and cooperation in the prosecution efforts under this Section 8.03, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution.

(e)If Aadi decides to discontinue prosecution of any Aadi Patent, not file a continuation application requested to be filed by EOC or not maintain any Aadi Patent, Aadi shall provide EOC with notice of such decision at least [***] prior to any lapse or abandonment (or last possible filing date) thereof, or if earlier, promptly after its election not to file such application or maintain such patent, as applicable. [***]. EOC's prosecution rights with respect to [***] Patents under this Section 8.03(e) will be limited to pursuing only claims solely directed to [***], and EOC may not pursue any other claims without the prior written consent of Aadi. If EOC assumes prosecution responsibility pursuant to this Section 8.03(e), EOC shall keep Aadi full informed of such prosecution and provide Aadi with copies of material correspondence (including applications, office actions, responses, etc.) relating to prosecution of any [***] Patent being prosecuted by EOC. Aadi may provide instructions, comments and suggestions with respect to any material actions to be taken by EOC, and EOC shall follow Aadi's instructions with respect to [***] Patents. EOC shall consult with Aadi before taking any action that would have a material adverse impact on the scope of claims within [***] Patents and EOC shall follow Aadi's instructions. To facilitate

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Aadi's right to instruct, EOC shall provide copies of all such material correspondence and any proposed responses thereto by EOC at least [***] prior to any filing or response deadlines, or within [***] of EOC's receipt of any official correspondence if such correspondence only allows for [***] or less to response, and Aadi shall provide any comments or instructions promptly and in sufficient time to allow EOC to meet applicable filing requirements.

Section 8.04Enforcement Rights.

(a)Infringement by Third Parties in the Territory. [***] shall have the initial right, but not the obligation, at its expense and in its own name or in the name of any of its Affiliates, to initiate, maintain, and control any legal action on account of any infringement (i) within the Territory of any Joint Patent or (ii) Product-related Licensed Patent which infringement adversely affects or is reasonably expected to adversely affect any Product outside of the Territory by a Third Party, by counsel of its own choice. [***] shall promptly notify [***] in writing of its intention to initiate legal action against a Third Party for such infringement within the Territory. If [***] exercises its first right, [***] will, at [***] expense, provide [***] cooperation as reasonably necessary, including being named as a party. With respect to such actions, proceedings or settlements [***], [***] shall have the right, in [***] sole discretion and at [***] expense, to join or otherwise participate in such legal action in the Territory with legal counsel selected by [***]. If [***] does not exercise its first right within [***] days after a written request from [***] to do so, [***] will thereafter have the right, but not the obligation, at its expense and in its own name or in the name of any of its Affiliates, to initiate, maintain, and control such legal action by counsel of its choice, provided that [***] (B) [***] shall not enter into any settlement admitting the invalidity of, or otherwise impairing, any Product-related Licensed Patent or Joint Patent without the prior written consent of [***], which consent (with respect to the Product-related Licensed Patents) shall not be unreasonably withheld, delayed or conditioned. In the event that [***] initiates and thereafter maintains such legal action against a Third Party for infringement of a Joint Patent or Product-related Licensed Patent in the Territory, [***], at [***] expense, will provide [***] cooperation as reasonably necessary, including agreeing to be named as a party to such legal action.

(b)As between the Parties, [***] shall have the sole right, but not the obligation, at its expense and in its own name or in the name of any of its licensors, partners or Affiliates, to initiate, maintain, and control any legal action on account of any infringement within the Territory of any [***] Patent by a Third Party, by counsel of its own choice. [***] shall promptly notify [***] in writing of any intention to initiate legal action against a Third Party for such infringement within the Territory. If [***] exercises its right, [***] will, at [***] expense, provide [***] or any of its licensors, partners or Affiliates, cooperation as reasonably necessary, including being named as a party, including any necessary use of [***] name required to prosecute such litigation.

(c)The Party first having Knowledge that any Aadi Patent, Joint Patent or Product-related Licensed Patent claiming or covering Inventions that are necessary or useful to Exploit the Product within or outside the Territory is infringed, or misappropriated by a Third Party, or suspected of being infringed or misappropriated by a Third Party within or outside the Territory shall promptly notify the other Party thereof in writing. Such notice shall set forth the facts of that infringement, misappropriation, or suspected infringement or misappropriation in reasonable detail.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(d)Third Party Infringement Claims Against Product in the Territory. If a Third Party asserts that a Patent or other right owned or controlled by it is infringed by the Development or Commercialization of the Product in the Territory, [***] shall have the initial right, but not the obligation, at its expense and in its own name or in the name of any of its Affiliates, to defend, control and settle such legal action with counsel of its own choice, provided that any such settlement shall require [***] written consent. Each Party shall notify the other Party in writing within [***] after receiving notice of any such legal action and following such notice, the Parties shall promptly meet to discuss the defense of such claim, and shall, as appropriate, enter into a joint defense agreement with respect to the common interest privilege protecting communications regarding such claim in a form reasonably acceptable to the Parties. If [***] exercises its first right, [***] will, upon [***] reasonable request, provide [***] cooperation as reasonably necessary; provided [***] shall reimburse for reasonable costs and expenses directly related to such cooperation. If [***] does not exercise its first right, [***] will thereafter have the right, but not the obligation, at its expense and in its own name or in the name of any of its Affiliates, to defend and control such legal action on [***] behalf, at its own expense and with counsel of its choice; provided that any settlement shall require [***] written consent.

(e)Allocation of Expenses and Recoveries. Except as otherwise agreed by the Parties in writing, the Party controlling the legal action under Section 8.04 shall be solely responsible for any expenses incurred by such party as a result of such action. Any recovery obtained by [***] as a result of any proceeding described in Section 8.04(b), by settlement or otherwise, shall be applied in the following order of priority: (i) first, to reimburse [***] costs in connection with such proceeding paid by [***] (including paid by [***] to reimburse its licensor or partner's costs in connection with such proceeding or to reimburse [***] costs pursuant to Section 8.04(b)) and not otherwise recovered, (ii) second, to reimburse any unreimbursed costs of [***] (excluding outside counsel fees) permitted to be reimbursed under Section 8.04(b), (iii) third, if the action relates to an infringing Product, (A) with regard to the remainder of the recovery, [***], and [***], and (B) any portion of the recovery for [***] will be [***], and (iv) fourth, if the action does not relate to an infringing Product, with regard to the remainder of the recovery, [***]. If monetary damages are recovered in any action described in Section 8.04(a), such amounts shall be allocated first to the reimbursement of any expenses incurred by the Parties in such action, and any remaining amounts shall be shared as follows: [***]. If such recovery is insufficient to reimburse the expenses of the Parties, then each Party shall receive a pro rata portion of the recovery based on each Party's expenses incurred in such action. If [***] exercises its right, in its sole discretion and at its own expense, to join or otherwise participate in any legal action described in Section 8.04(a) in the Territory with legal counsel selected by [***], any remaining amounts (after fully reimbursing the expenses of the Parties) shall be shared in proportion to the Parties' expenses incurred in such action.

(f)Settlement of Third Party Claims for Infringement in the Territory; Payment of Third Party Royalties. If a Third Party asserts that a Patent or other right owned or controlled by it is infringed by the Development or Commercialization or other Exploitation of the Product in the Territory, and as a result of settlement procedures or litigation under Section 8.04 (d), EOC is required to pay the Third Party a royalty or make any payment of any kind for the right to sell the Product in the Territory, such expense shall be borne solely by EOC [***].

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(g)Oppositions by Parties. If either Party desires to bring an opposition, action for declaratory judgment, nullity action, interference, reexamination, or other attack upon the validity, title, or enforceability of any Patents Controlled by a Third Party in the Territory that claim the use or sale or other Exploitation of the Product, such Party shall so notify the other Party in writing, and the Parties shall promptly confer to discuss whether to bring such action or the manner in which to settle such action; provided, if the Parties cannot reach agreement on whether to bring such action within [***] of such written notice, then such issue shall be subject to the dispute resolution procedures of Article XIII. The Party not bringing an action under this Section 8.04(f) shall be entitled to separate representation in such proceeding by counsel of its own choice and at its own expense, and shall otherwise cooperate fully with the Party bringing such action at the other Party's expense.

(h)Oppositions by Third Parties. If any Joint Patent or Product-related IPR in the Territory becomes the subject of any proceeding commenced by a Third Party in connection with an opposition, reexamination request, action for declaratory judgment, nullity action, third party observation interference, or other attack upon the validity, title, or enforceability thereof in the Territory, then the Party having the right to prosecute such Patent at such time pursuant to Section 8.03 shall control such defense, at its sole cost. The prosecuting Party shall permit the non-prosecuting Party to participate in the proceeding to the extent permissible under law, and to be represented by its own counsel in such proceeding, at the non-prosecuting Party's expense. The non-prosecuting Party shall reasonably cooperate with the prosecuting Party in such proceeding. If either Party decides that it does not wish to defend against such action, then the other Party shall have a backup right to assume defense of such Third Party action at its own expense. Any recoveries obtained in such action shall be shared, as set forth in Section 8.04(e). In the event an Aadi Patent becomes the subject of any such proceeding commenced by a Third Party, as between the Parties, Aadi shall have the right to take and control the action, in accordance with the provisions of Section 8.04(b) hereof. Any costs incurred or recovery obtained with respect to such litigation, proceeding or settlement shall be borne or retained by Aadi.

(i)Protective Order. If, in any action brought pursuant to this Section 8.04 any information is the subject of a protective order that may be reviewed by counsel only, the Parties will endeavor to structure such protective order so as to enable their respective internal counsel to be included as permitted reviewers of such information.

(j)Patent Marking. EOC shall mark all Products in accordance with Applicable Laws, including the applicable patent marking laws, and shall require all of its Affiliates and Sublicensees to do the same.

Article IX.
REPRESENTATIONS, WARRANTIES, AND COVENANTS

Section 9.01Representations, Warranties, and Covenants.

(a)Each of the Parties hereby represents and warrants to the other Party that:

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(i)such Party is lawful entity duly incorporated in their respective controlling jurisdiction. This Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms. The execution, delivery, and performance of the Agreement by such Party does not conflict with any company bylaw, agreement, instrument, or understanding, oral or written, to which it is a Party or by which it is bound, nor violate any law or regulation, order, or policy of any court, Governmental Body, or administrative or other agency having jurisdiction over it;

(ii)such Party has not, and during the Tenn will not, grant any right to any Third Party relating to its respective Patents, Know-How and Trademark which would conflict with the rights granted to the other Party hereunder;

(iii)such Party will at all times and in all material respects comply with all Applicable Laws relating to its activities under this Agreement; and

(iv)such Party shall implement appropriate processes and controls with respect to technology and work flow methodologies in connection with its activities under or in connection with this Agreement so as to protect the security and privacy of personally identifiable information in accordance with Applicable Laws, provided that each Party acknowledges and agrees that no material personally identifiable information will be shared between the Parties under this Agreement.

(b)Aadi represents, warrants and covenants as of the Effective Date (or as of such other/additional time as may be explicitly specified below) to EOC that:

(i)With respect to the Abraxis License, Aadi is the sole and exclusive owner or exclusive licensee (exclusive as to Abraxis as well) of the entire right, title and interest of the Aadi Technology licensed under the Abraxis License Agreement as of the Effective Date and throughout the Tenn. Aadi has and shall keep throughout the Term of this Agreement (except to the extent lost due to any action or omission of EOC in breach of this Agreement) all rights and authorizations (including any authorizations required pursuant to the Abraxis License Agreement) necessary to grant to EOC the licenses under the Aadi Technology granted herein, and has the right to grant the licenses in accordance with this Agreement. To Aadi's Knowledge, no other Person has such rights or authorizations (or such person has granted or will grant such right or authorization to Aadi during the Term) to grant such licenses to any other Person in the Territory. The Aadi Technology is not subject to any encumbrance, lien or claim of ownership by any Third Party. [***].

(ii)To Aadi's Knowledge, all applicable fees due to patent authorities with respect to the filing and prosecution of the Aadi Patents existing as of the Effective Date have been paid on or before the due date for payment (as such due date may be extended in accordance with Applicable Law or patent authority rules and regulations).

(iii)[***].

(iv)Aadi has provided a true, complete and accurate copy of the Abraxis License Agreement to EOC. Except as disclosed to EOC prior to the Effective Date, each of Aadi and to Aadi's Knowledge, Abraxis has complied in all material respects with the terms of, and Aadi has

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

not received notice from Abraxis or any Third Party asserting any breach of or giving notice to terminate, the Abraxis License Agreement. [***]. Aadi shall comply in all material respects with the terms of, and not terminate or cause Abraxis or any Third Party to terminate, the Abraxis License Agreement during the Term this Agreement.

(v)Aadi has not been debarred by the FDA, is not subject to any similar sanction of other Regulatory Health Authorities in the Territory, and is not subject to any such debarment or similar sanction by any such Regulatory Health Authority, and Aadi has not used, and will not engage, in any capacity, in connection with this Agreement, any Person who either has been debarred by such a Regulatory Health Authority, or is the subject of a conviction described in Section 306 of the FFDCA (21 U.S.C. §335a). Aadi shall inform EOC in writing immediately if it or any Person engaged by Aadi who is performing services under this Agreement is debarred or is the subject of a conviction described in Section 306 of the FFDCA (21 U.S.C. §335a) or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to Aadi's Knowledge, is threatened, relating to the debarment or conviction of Aadi or any such Person performing services hereunder.

(vi)Aadi shall perform, or shall cause its Affiliates or other licensees or sublicensee to perform, its obligations and responsibilities under this Agreement in compliance with this Agreement, all Applicable Laws, applicable FDA (or foreign equivalent) requirements, including, without limitation, then-current GLP and GCP.

(c)EOC represents, warrants and covenants as of the Effective Date (or as of such other/additional time as may be explicitly specified below) to Aadi that:

(i)EOC has not been debarred by the FDA (and is not subject to any similar sanction of other Regulatory Health Authorities in the Territory), and is not subject to any such debarment or similar sanction by any such Regulatory Health Authority, and EOC has not used, and will not engage, in any capacity, in connection with this Agreement, any Person who either has been debarred by such a Regulatory Health Authority, or is the subject of a conviction described in Section 306 of the FFDCA (21 U.S.C. §335a). EOC shall inform Aadi in writing immediately if it or any Person engaged by EOC who is performing services under this Agreement is debarred or is the subject of a conviction described in Section 306 of the FFDCA (21 U.S.C. §335a), or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to EOC's Knowledge, is threatened, relating to the debarment or conviction of EOC or any such Person performing services hereunder.

(ii)To the extent permissible under Applicable Laws, each employee and contractor of EOC performing obligations under this Agreement shall, prior to conducting any such obligations hereunder, be obligated by Applicable Law, or written contract to (i) promptly disclose to EOC of all Inventions and Know-How conceived or reduced to practice by such employee or contractor during any performance under this Agreement, (ii) automatically assign to EOC all right, title and interest in and to all such Inventions and Know-How and all Intellectual Property Rights therein, including all Product- related Inventions and Product-related Data, and (iii) adhere to similar obligations of confidentiality as are set forth in this Agreement. EOC shall not knowingly engage in any activities that use the Inventions covered or claimed in the Aadi Patents, or any Aadi Know-How a manner that is outside the scope of the license rights expressly granted to it hereunder.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

(iii)EOC shall perform, or cause its Affiliates or Sublicensee to perform, its obligations and responsibilities under this Agreement in compliance with this Agreement, all Applicable Laws, applicable NMPA (or foreign equivalent) requirements, including, without limitation, then-current GLP and GCP.

(iv)There are no legal claims, judgments, or settlements against EOC or any of its Affiliates, or pending or, to EOC's Knowledge, threatened, legal claims, or litigation, in each case, relating to antitrust, anti-competition, anti-bribery or corruption violations. There are no pending allegations, internal investigations or government inquiries or investigations involving EOC or any of its Affiliates relating to compliance with antitrust, anti-competition, anti-bribery or corruption laws and EOC is not aware of any facts or circumstances that would give rise to any violations thereof.

(v)EOC has, or can readily obtain, sufficient technical, clinical, and regulatory expertise and financial resources to perform all of its obligations pursuant to this Agreement, including its obligations relating to Development, Commercialization, and obtaining Regulatory Approval and to meet its obligations that come due pursuant to this Agreement.

(vi)During the Term, EOC will only engage clinical trial sites under the Development Plan that conduct all clinical trials in compliance with Applicable Laws, including GCP, and are approved by the NMPA or the applicable Regulatory Authority.

(vii)EOC shall not take any action that would reasonably be expected to materially adversely affect the Development or Commercialization of Products outside the Territory or the Field.

(viii)EOC shall comply in all material respects with the terms of the Abraxis License Agreement applicable to EOC during the Term this Agreement.

(ix)Neither EOC nor any of its Affiliates is developing or attempting to develop a generic version of Abraxane®.

Section 9.02No Debarment. In the course of the Development of the Product in the Territory in accordance with this Agreement and during the term of this Agreement, neither Party will use, any employee or consultant that is debarred by any Regulatory Health Authority or, to the best of such Party's Knowledge, is the subject of debarment proceedings by any Regulatory Health Authority. If either Party learns that its employee or consultant performing on behalf under this Agreement has been debarred by any Regulatory Health Authority, or has become the subject of debarment proceedings by any Regulatory Health Authority, such Party shall so promptly notify the other Party and shall prohibit such employee or consultant from performing on its behalf under this Agreement. The foregoing shall be without prejudice to the warranties stipulated in Section 9.01(b)(v).

Section 9.03Privacy, Anti-Bribery, and Anti-Corruption Compliance.

(a)Compliance with Privacy Laws. Each Party shall implement appropriate processes and controls with respect to technology and work flow methodologies in connection with its

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

activities under or in connection with this Agreement so as to protect the security and privacy of personally identifiable information in accordance with Applicable Law.

(b)Compliance with Applicable Anti-Corruption Laws. Each party understands and agrees that it has complied and will continue to comply with all applicable Anti-Corruption Laws in connection with this Agreement.

(i)Each Party represents and warrants that no payments of money or anything of value have been or will be offered, promised, or paid, whether directly or indirectly, by any of its directors, officers, employees, Affiliates, or third party representatives to any Government Official in connection with this Agreement: (a) to influence any official act or decision of any Government Official; (b) to induce any Government Official to do or omit to do any act in violation of lawful duty; (c) to secure any improper business advantage; or (d) to improperly obtain or retain business for, or otherwise direct business to, any Party in connection with this Agreement.

(ii)Each Party warrants and represents that, in connection with this Agreement, such Party, its directors, officers, employees, and third party representatives: (a) have not and will not request, accept, offer, promise, or give any bribe, kickback, or other corrupt payment to any person, including any representative of any commercial entity; and (b) have not and will not request, offer, promise, or give any financial or other advantage to induce another person to perform a function or activity in order to secure any improper business advantage or to improperly obtain or retain business for, or otherwise direct business in any way relating to this Agreement.

(iii)Each Party warrants and represents that (a) it does not have any interest which directly or indirectly conflicts with its proper and ethical performance of the Agreement, and (b) it shall maintain arms-length relations with all Third Parties with which it deals for or on behalf of the other party in performance of the Agreement.

(c)Notification of Investigations into Potential Non-Compliance with-Anti-Corruption Laws. Each Party warrants and represents that it will promptly inform the other party if such party, or any of its directors, officers, employees, Affiliates, third party representatives, or Sublicensees becomes aware of any allegations, internal investigations or government inquiries or investigations involving such party or any of its Affiliates relating to compliance with antitrust, anti-competition, anti-bribery or corruption laws in connection with this Agreement or becomes aware of any facts or circumstances that would give rise to any violations thereof, including without limitation any meeting, interview, inspection, or audit requested by any Governmental Body.

(d)Cooperation with Due Diligence and Investigations. Each Party will provide reasonable cooperation in connection with any good faith investigation conducted by the other party into potential violations of applicable Anti-Corruption Laws or compliance with Section 9.03(b) in connection with this Agreement. Each Party will provide reasonable cooperation in responding to the good faith requests of the other Party to review compliance with the obligations set forth in this Section 9.03.

(e)Compliance Program. Each Party will adopt, implement, and/or update and, throughout the course of this Agreement, have, maintain, and enforce an appropriate and risk-

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

based anti-corruption compliance program designed to reasonably ensure compliance with the representations, warranties and covenants contained in this Section 9.03 of the Agreement and applicable Anti-Corruption Compliance Laws, including without limitation the implementation of risk-based due diligence procedures on any potential Sublicensee or Third Party with which such Party may enter into a contract in connection with this Agreement. Any such agreements shall be in writing and shall contain anti-corruption representations, warranties and covenants no less restrictive than those set forth in this Section 9.03.

(f)Periodic Compliance Certifications. On an [***] following the execution of this Agreement, or as reasonably requested in good faith by the other Party, each Party agrees to submit a compliance certificate to the other Party which [***].

(g)NO OTHER WARRANTIES. EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE IX, (A) NO REPRESENTATION, CONDITION OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF EITHER PARTY; AND (B) ALL OTHER CONDITIONS AND WARRANTIES WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE ARE EXPRESSLY EXCLUDED, INCLUDING ANY CONDITIONS AND WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

Article X.
RECORD RETENTION, AUDIT AND USE OF NAME

Section 10.01Records Retention; Audit.

(a)Each Party shall keep or cause to be kept accurate records of account in accordance with P.R.0 GAAP, in the case of EOC, and in accordance with U.S. GAAP, in the case of Aadi, showing information that is necessary for the accurate determination of the Cost of Goods, the royalties and other payments due under Article VI, or any other payment due hereunder. Such records or books of account shall be kept until the [***] in which the Product or Combination Product is sold (in the case of royalty or other payments due under Section 6.04) or in the period for which any other payment hereunder is required to be made. For clarity, EOC shall cause its Affiliates to keep, and shall require pursuant to a written agreement that any Sublicensee or Third Party Subcontractor performing activities hereunder keep accurate records or books of account in a manner that will permit such Party to comply with its obligations under the foregoing sentence.

(b)Upon the written request of the other Party, each Party shall permit a qualified accounting firm acceptable to both Parties to inspect during regular business hours and no more than [***], and going back no more than [***] preceding the current Calendar Year, all or any part of the audited Party's records and books necessary to check the accuracy of any [***] calculated or payments made or required to be made hereunder. Such inspection requires a [***] prior written notice and shall not interfere with the regular business operation of the Party being inspected. The accounting firm shall enter into appropriate obligations with the audited Party to treat all information it receives during its inspection in confidence. The accounting firm shall disclose to Aadi and EOC only whether [***] calculated or the payments made are correct and details concerning any discrepancies, but no other information shall be disclosed to the Party requesting the inspection. The charges of the accounting firm shall be paid by the Party requesting the

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

inspection, except that if the [***] being audited have been overcalculated, or the payments being audited have been underpaid or the costs being reimbursed have been overstated, in each case by more than [***], the charges will be paid by the Party whose records and books are being inspected. Any failure by a Party to exercise its rights under this Section 10.01 with respect to a Calendar Year within the [***] allotted therefor shall constitute a waiver by such Party of its right to later object to any payments made by the other Party under this Agreement during such Calendar Year.

Section 10.02Publicity Review. Subject to the further provisions of this Section 10.02, no Party shall originate any written publicity, news release, or other announcement relating to this Agreement or to performance hereunder or the existence of an arrangement between the Parties (collectively, “Written Disclosure”), without the prior prompt review of a copy of the materials proposed to be disclosed and written approval of the other Party. This Section 10.02 shall not prohibit the disclosure under Section 7.04(a). Notwithstanding the foregoing provisions of this Section 10.02, each Party may make any public Written Disclosure it believes in good faith based upon the advice of counsel is required under the Securities Laws of the United States, Hong Kong SAR or P. R. China, or any listing or trading agreement concerning its publicly traded securities, or under any applicable securities laws, or any rule or order of stock exchange; provided that, prior to making such Written Disclosure, Aadi or EOC shall, where reasonably practicable and legally permitted, provide the other Party with a copy of the materials proposed to be disclosed and an opportunity to promptly review and comment on the proposed Written Disclosure. To the extent that EOC reasonably requests that any information in the materials proposed to be disclosed be deleted, Aadi shall use reasonable efforts to request confidential treatment of such information pursuant to Rule 406 of the Securities Act of 1933 or Rule 24b-2 of the Securities Exchange Act of 1934, as applicable (or any other applicable regulation relating to the confidential treatment of information) so that any information that EOC reasonably requests to be deleted, to the extent permitted by the applicable government agency, are omitted from such materials.. For clarity, Aadi shall have the right to issue press releases and other public announcements regarding the Development or Commercialization of the Product outside of the Territory without the prior review or written approval of EOC.

Section 10.03Use of Names. Neither Party shall use the name, insignia, symbol, Trademark, trade name or logotype of the other Party or its Affiliates or Abraxis or its affiliates in relation to this transaction or otherwise in any public announcement, press release, or other public document without the prior written consent of such other Party; provided, however, that either Party may use the name of the other Party in any document required to be filed with any government authority, including without limitation the FDA and the Securities and Exchange Commission, or foreign equivalent bodies, or otherwise as may be required by Applicable Law, provided that such disclosure shall be governed by Section 7.04. Further, the restrictions imposed on each Party under this Section 10.03 are not intended, and shall not be construed, to prohibit a Party from identifying the other Party in its internal business communications, provided that any Confidential Information in such communications remains subject to Article VII.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Article XI.
TERM AND TERMINATION

Section 11.01Term. The term of this Agreement shall commence as of the Effective Date and, unless sooner terminated as provided herein, shall continue in effect until the date on which all of EOC's payment obligations under Article VI have been performed or have expired (the “Term”).

Section 11.02Termination Rights.

(a)Termination for Cause. Subject to the provisions of this Section 11.02, if either Party (the “Breaching Party”) shall have committed a material breach of any of its material obligations under this Agreement (which, for the avoidance of doubt, shall include but shall not be limited to (i) either Party's material failure to meet its obligations under Article W hereof, (ii) Aadi's material failure to properly perform its obligations under this Agreement [***], (iii) EOC's failure to make payments when due hereunder; and [***] and if capable of cure, such material breach shall remain uncured and shall be continuing for a period of [***] following the Breaching Party's receipt of notice of such breach from the other Party (the “Non-Breaching Party”) stating the Non-Breaching Party's intent to terminate this Agreement in its entirety pursuant to this Section 11.02(a) if such breach remains uncured, then, in addition to any and all other rights and remedies that may be available, the Non-Breaching Party shall have the right to terminate this Agreement upon the expiration of such [***] period (subject, however, to the provisions set forth below in this Section 11.02(a)) immediately by giving notice to the Breaching Party. Notwithstanding the above, if (i) [***], (x) [***], and (iii) [***], and (iv) [***].

(b)Termination for Challenge of Aadi Patents. Prior to its expiration, Aadi may terminate this Agreement in its entirety immediately by written notice to EOC if EOC or its Affiliate or Sublicensee, or any Third Party assigned or designated by EOC, [***] in connection with a challenge to the validity, scope, enforceability, inventorship or ownership of or otherwise opposes any Aadi Patent or corresponding Patents, including in connection with an opposition proceeding or re-examination, inside or outside the Territory. Without limiting the foregoing, if a Sublicensee of EOC challenges validity, scope, enforceability, inventorship or ownership of or otherwise opposes any Aadi Patent or corresponding Patents under which such Sublicensee is sublicensed or corresponding Patents, including in connection with an opposition proceeding or reexamination, inside or outside of the Territory, then EOC shall terminate such sublicense. EOC shall include provisions in all agreements under which a Sublicensee obtains a sublicense under any Aadi Patent consistent with this Section 11.02(b), including providing that if the Sublicensee challenges the validity or enforceability of or otherwise opposes any such Patent under which the Sublicensee is sublicensed, EOC may terminate such sublicense.

(c)Termination for Insolvency. A Party may terminate this Agreement effective immediately upon written notice to the other Party if at any time during the Term, the other Party (the “Debtor”) (i) has a case commenced by or against it under the Bankruptcy Code, (ii) files for or is subject to the institution of bankruptcy, liquidation or receivership proceedings, (iii) assigns all or a substantial portion of its assets for the benefit of creditors, (iv) has a receiver or custodian appointed for the Debtor's business, or (v) has a substantial part of its business being subject to attachment or similar process; provided, however, that in the event of any involuntary case under the Bankruptcy Code or other bankruptcy liquidation or receivership proceedings, the first Party

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

shall not be entitled to terminate this Agreement pursuant to this subsection (c) if the case is dismissed within [***] after the commencement thereof.

(d)Termination for Convenience. Prior to its expiration, this Agreement may be terminated in its entirety at any time by EOC effective upon [***] notice or longer in its sole discretion with prior written notice to Aadi.

Section 11.03Consequences of a EOC Triggered Termination. In the event (a) Aadi terminates this Agreement pursuant to Section 11.02(a) for EOC's material breach; (b) Aadi terminates this Agreement pursuant to Section 11.02(b) for patent challenge by EOC; (c) Aadi terminates this Agreement pursuant to Section 11.02(c) for EOC's insolvency; or (d) EOC terminates this Agreement pursuant to Section 11.02(d) (a termination as per (a) through (d) being a “EOC Triggered Termination”), both Aadi and EOC shall, subject to Section 11.03(a), continue to be obligated during the termination notice period (as applicable) to perform as far as reasonably practicable all of its obligations under this Agreement and any other agreements concluded between the Parties in accordance with this Agreement. In addition, as a result of a EOC Triggered Termination the following shall apply (without prejudice to the terminating party's other rights and remedies at law or in equity):

(a)All licenses and rights to the Aadi Technology granted to EOC (together with all sublicenses granted by EOC) hereunder shall terminate automatically without further action required on the part of Aadi as of the effective date of such termination, except to the extent expressly set forth in this Section 11.03. EOC shall be responsible at its own cost and expense for the wind-down of EOC's and its Affiliates' and Sublicensees' Development and Commercialization activities for the Product and the extent reasonably requested by Aadi, EOC shall reasonably cooperate to transfer responsibilities and activities related to its Development and Commercialization activities to Aadi in an orderly fashion so as to not disrupt current Development and Commercialization efforts in the Territory.

(b)Each Party shall return all data, files, records and other Materials in its possession or Control containing or comprising the other Party's Confidential Information to which such first Party does not retain rights hereunder (except one copy thereof, which may be retained by the returning Party solely for legal archive purposes). For the avoidance of doubt, EOC shall return all Aadi Know-How, including but not limited to all clinical trial data and records, regulatory submissions and correspondence, and marketing and sales information, all to the extent related to the Product.

(c)EOC shall, upon Aadi's request, where permitted under Applicable Laws, as promptly as reasonably practical transfer to Aadi all INDs, NDAs, Drug Approval Applications, and Regulatory Approvals with respect to the Product in the Territory (if any) and shall provide a right of reference with respect thereto, and shall take such other actions and execute such other instruments, assignments, and documents as may be necessary to affect the transfer of rights hereunder to Aadi. Without limiting the generality of the foregoing, EOC agrees to submit (or cause its Affiliate or Sublicensee, as applicable, to submit) to the NMPA and other Regulatory Health Authorities where reasonably appropriate and permitted under Applicable Laws in jurisdictions in which any regulatory filings have been made with respect to the Product, within [***] Days after the effective date of such termination, a letter (with copy to Aadi) notifying the

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

NMPA and such other Regulatory Health Authorities of the transfer of any regulatory filings for the Product in such jurisdictions from EOC or its Affiliate or Sublicensee to Aadi. Additionally, EOC will provide Aadi with copies of regulatory filings useful or necessary to practice the rights granted to it under this Section 11.03 and upon Aadi's written request, shall at its cost and expense, provide to Aadi copies of all material related documentation, including material non-clinical, preclinical and clinical data and Regulatory Documentation that are held by or reasonably available to EOC, its Affiliates or Sublicensees. The Parties shall discuss and establish appropriate arrangements with respect to safety and safety database activities for the Product, provided that Aadi will assume all safety data and safety database activities for the Product no later than [***] after termination.

(d)Except where expressly provided for otherwise in this Agreement, to the extent requested by Aadi, EOC will assign (or cause its Affiliates or Sublicensees to assign) to Aadi, at Aadi's request, all of EOC's (or its Affiliates') rights and obligations under agreements with Third Parties with respect to (i) the conduct of clinical trials for the Product, including Agreements with CROs, clinical sites and investigators that relate to clinical trials in support of Regulatory Approvals in the Territory, and (ii) any other Third Party agreements involving the Development or Commercialization of the Product, unless in each of (i) or (ii), such agreement is not permitted to be assigned pursuant to its terms or relates to products other than the Product, in which case EOC will cooperate with Aadi in all reasonable respects to transfer as promptly as reasonably practical to Aadi the benefit of such contract in another mutually acceptable manner and upon Aadi's request facilitate discussions between Aadi and such Third Parties to assist Aadi in entering into a direct agreement with such Third Parties and, to the extent that EOC or its Affiliate is performing any activities described in (i) or (ii) above, reasonably cooperating with Aadi to transfer such activities to Aadi or its designee and continuing to perform such activities on Aadi's behalf for a reasonable time after termination until such transfer is completed.

(e)To the extent they are assignable and as requested by Aadi, EOC shall execute any documents necessary to transfer to Aadi rights under any Third Party licenses obtained by EOC pursuant to and during the course of the term of this Agreement for the purpose of Exploiting the Product, and Aadi shall thereafter be responsible for all costs, expenses and obligations associated with such Third Party licenses.

(f)Except where expressly provided for otherwise in this Agreement, termination of this Agreement shall not relieve the Parties of any liability, including without limitation any obligation to make payments hereunder, which accrued hereunder prior to the effective date of such termination, nor preclude any Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement, nor prejudice any Party's right to obtain performance of any obligation which accrued hereunder prior to the effective date of such termination. In the event of such termination, this Section 11.03 shall survive in addition to others specified in this Agreement to survive in such event.

(g)At Aadi's election and request, EOC shall transfer to Aadi or its designee any or all inventory relating to the Product then in the possession or control of EOC, its Affiliates or Sublicensees; provided that, Aadi will pay EOC a price equal to the price paid by EOC for such transferred Product. To the extent not so transferred to Aadi, EOC shall be entitled, during a period of [***] following the EOC Triggered Termination to sell any inventory of Product that remains

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

on hand as of the date of the termination, so long as EOC pays to Aadi the royalties and milestones applicable to said subsequent sales in accordance with the terms and conditions set forth in this Agreement and for such purpose, EOC shall have the right to use the Product-related IPR and the Aadi Technology licensed hereunder.

(h)Notwithstanding anything else set forth in this Agreement, (i) EOC shall not have any obligations to continue any Development or Commercialization with respect to particular doses of the Product if EOC has terminated this Agreement pursuant to Section 11.02(a) and Section 11.02(d) due to any material safety concerns regarding such doses, as determined by the JSC; and (ii) should Aadi elect to pursue any Development or Commercialization of Product following any such termination by EOC, Aadi shall, without prejudice to or limitation of any other or further obligations under this Agreement (including Section 12.01(b)), indemnify EOC for any Third Party claims arising from such material safety concerning Aadi's Development or Commercialization after the effective date of such termination as set forth in Section 12.01(b).

(i)Effective upon the termination of this Agreement, the licenses granted by EOC to Aadi pursuant to Section 8.02 shall continue following the effective date of termination, provided that following the effective date of termination, all references in Section 8.02 to "outside the Territory" shall be replaced with "worldwide". Promptly after the date of termination of this Agreement, EOC shall transfer and assign, and shall ensure that its Affiliates transfer and assign, to Aadi, at no cost to Aadi, all Product Trademarks relating to any Product and any applications therefor (excluding any such marks that include, in whole or part, any corporate name or logo of EOC or its Affiliates or Sublicensees). Aadi and its Affiliates and licensees shall have the right to use other identifiers specific to the Product (e.g., EOC compound identifiers). EOC shall also transfer to Aadi any in-process applications for generic names for the Product.

(j)If, at the time of such termination, EOC or its Affiliates or Sublicensees are conducting any clinical trial of the Product, then, at Aadi's election on a [***]: (i) EOC shall, and shall cause its Affiliates and Sublicensees to, cooperate with Aadi to transfer the conduct of such clinical trial to Aadi or its designee and complete such transfer promptly and, in any case, within [***] after the termination effective date; and (ii) EOC shall, at its cost and expense, orderly wind-down the conduct of any such clinical trial that is not assumed by Aadi according to the preceding clause (i).

(k)In the event of an EOC Triggered Termination, EOC shall fully compensate Aadi for all reasonable costs or expenses incurred by it or its Affiliates in connection with performing any of the activities contemplated by Section 11.03.

(l)The foregoing under Section 11.03(a) to Section 11.03(k) shall be in addition and without prejudice to any other remedies that may be available to Aadi due to EOC's breach under this Agreement, including but not limited to any claims regarding payments, costs, expenses, money damages made, suffered or incurred by Aadi in relation to the performance and termination of this Agreement.

Section 11.04Consequences of Termination by EOC for Aadi's breach or insolvency. If EOC terminates this Agreement pursuant to Section 11.02(a) as a result of a material breach by Aadi or

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Section 11.02(c) for an insolvency or other transaction described therein affecting Aadi, the following shall apply:

(a)The terms and obligations under Section 11.03 (except 11.03(k)) shall apply as if such termination were a EOC Triggered Termination.

(b)[***].

(c)The foregoing under Section 11.04(a) to Section 11.04(c) shall be in addition and without prejudice to any other remedies that may be available to EOC due to Aadi's breach under this Agreement, including but not limited to any claims regarding payments, costs, expenses, money damages made, suffered or incurred by EOC in relation to the performance and termination of this Agreement.

(d)Except where expressly provided for otherwise in this Agreement, termination of this Agreement by either Party shall not relieve the Parties of any liability, including without limitation any obligation to make payments hereunder, which accrued hereunder prior to the effective date of such termination, nor preclude any Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement, nor prejudice any Party's right to obtain performance of any obligation which accrued hereunder prior to the effective date of such termination. In the event of such termination, this Section 11.04 shall survive in addition to others specified in this Agreement to survive in such event.

(e)Notwithstanding anything to the contrary, if EOC would have the right to terminate this Agreement pursuant to Section 11.02(a) as a result of a material breach by Aadi or Section 11.02(c) for an insolvency or other transaction described therein affecting Aadi, EOC may elect not to terminate this Agreement, and in such case (i) all licenses granted to EOC for the Product in the Territory shall continue subject to the terms of this Agreement; and (ii) EOC may exercise its available rights and remedies in accordance with this Agreement for the damages incurred as a result of any material breach by Aadi.

Section 11.05Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by a Party are, and shall otherwise be deemed to be, for the purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101 of the United States Bankruptcy Code or equivalent provisions of applicable legislation in any other jurisdiction. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the United States Bankruptcy Code, or equivalent provisions of applicable legislation in any other jurisdiction.

Section 11.06Survival of Rights and Obligations. The rights and obligations set forth in this Agreement shall extend beyond the expiration or termination of the Agreement only to the extent expressly provided for herein. In the event of expiration or termination of this Agreement for any reason, the provisions that are expressly intended to survive such expiration or termination shall survive, including without limitation the following provisions: [***].

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Section 11.07Accrued Rights. Termination or expiration of the Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of either Party prior to such termination or expiration, including without limitation damages arising from any breach hereunder. Such termination or expiration shall not relieve either Party from obligations that are expressly indicated to survive termination or expiration of the Agreement.

Article XII.INDEMNIFICATION
Section 12.01 Indemnification.

(a)EOC hereby agrees to indemnify, defend, and hold harmless Aadi, its Affiliates, Abraxis, which the Parties agree is a third party beneficiary of this Agreement, and any Marketing Authorization Transferee and each of its and their respective employees, officers, directors and agents (individually and collectively, “Aadi Indemnitee(s)”) from and against any and all Losses incurred by or imposed on any of Aadi Indemnitees resulting from or arising out of or in connection with any suits, claims, actions, demands, or other proceedings made or brought by a Sublicensee or other Third Party (collectively, “Third Party Claims”) to the extent that they result from or arise out of: (i) [***]; (ii) [***]; (iii) [***], and (iv) [***]; except in any case, to the extent such Losses are Losses (x) [***].

(b)Aadi hereby agrees to indemnify, defend and hold harmless EOC, its Affiliates, and each of its and their respective employees, officers, directors and agents (individually and collectively, “EOC Indemnitee(s)”) from and against any and all Losses incurred by or imposed on any of EOC Indemnitees resulting from or arising out of or in connection with any Third Party Claims that result from or arise out of: (i) [***]; (ii) [***]; (iii) [***], and (iv) [***]; except in any case, to the extent such Losses are Losses (x) [***].

Section 12.02Mechanism.

(a)In the event that a Party (the “Indemnified Party”) is seeking indemnification under Section 12.01(a) or Section 12.01(b), it shall notify the other Party (the “Indemnifying Party”) in writing of the relevant Third Party Claim and the relevant Loss for which indemnification is being sought as soon as reasonably practicable after it becomes aware of such claim. Each such notice shall contain a description of the Third Party Claim and the nature and amount of the Loss claimed (to the extent that the nature and amount of such Loss is known at such time). The Indemnified Party shall furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any such Third Party Claim or Losses. For the avoidance of doubt, all indemnification claims in respect of a Party, its Affiliates, and each of its and their respective employees, officers, directors and agents shall be made solely by such Party to this Agreement. The Indemnified Party shall permit the Indemnifying Party to assume direction and control of the defense of the relevant Third Party Claim (including without limitation the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of the Indemnifying Party) in the defense of the claim, provided that the Indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any Claim that has been assumed by the Indemnifying Party. The assumption of the defense of a Third Party Claim by the Indemnifying Party shall not be construed as an acknowledgement that the Indemnifying Party is liable to indemnify any Indemnified Party in respect of the Third Party Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

against any Indemnified Party's claim for indemnification. If the Parties cannot agree as to the application of Section 12.01(a) or 12.01(b) as to any Third Party Claim, pending resolution of the dispute pursuant to Section 13.02, the Parties may conduct separate defenses of such Third Party Claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Section 12.01(a) or 12.01(b) upon resolution of the underlying Third Party Claim.

(b)Notwithstanding Section 12.01, the failure to give timely notice to the Indemnifying Party shall not release the Indemnifying Party from any liability to the Indemnified Party to the extent the Indemnifying Party is not materially prejudiced thereby and, for the avoidance of doubt, the Indemnifying Party shall not be liable to the extent any Loss is caused by any delay by the Indemnified Party in providing such notice. Notwithstanding the provisions of Section 12.02(a) requiring the Indemnified Party to tender to the Indemnifying Party the exclusive ability to defend such claim, if the Indemnifying Party declines to or fails to timely assume control of the relevant Third Party Claim, the Indemnified Party shall be entitled to assume such control, conduct the defense of, and settle such claim, all at the sole costs and expense of the declining or failing Party; provided, however, that neither Party shall settle or dispose of any such claim in any manner that would adversely affect the rights or interests or admit fault, of the other Party without the prior written consent of such other Party, which shall not be unreasonably withheld, delayed or conditioned. Each Party, at the other Party's expense and reasonable request, shall cooperate with such other Party and its counsel in the course of the defense or settlement of any such claim, such cooperation to include without limitation using reasonable efforts to provide or make available documents, information, and witnesses.

Section 12.03Mitigation of Loss. Each Indemnified Party shall take and shall ensure that its Affiliates take all such reasonable steps and action as are reasonably necessary or as the Indemnifying Party may reasonably require in order to mitigate any claims (or potential losses or damages) under this Article XII. Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

Section 12.04Insurance. For clinical trials [***], EOC will procure and maintain comprehensive commercial general liability insurance, including product liability insurance, with aggregate occurrence limits of not less than [***] and with aggregate occurrence limit not less than [***], and subject to such deductibles, in each case, which are consistent, normal and customary in the pharmaceutical industry generally for Persons similarly situated. EOC shall upon request provide Aadi with a copy of its policies of insurance in this regard and EOC shall give Aadi not less than [***] of any amendments, cancellations and revisions thereto. EOC's insurance policy will be primary without right of contribution from any insurance by Abraxis. EOC shall, to the extent practicable, ensure that Aadi and Abraxis will be named as an additional insureds in such insurance policy. Notwithstanding and for clarity, 1) EOC's expense on insurance shall be capped at [***] and shall have the right to deduct the difference between the actual price EOC needs to pay to procure and maintain the foregoing amounts of insurance [***] from the Royalties to be paid by EOC to Aadi, subject to Section 6.04; 2) EOC shall not be required to procure insurance [***]; and 3) EOC shall be responsible for its liability if it doesn't procure or maintain insurance. The foregoing insurance shall not be construed to create a limit of either Party's liability with respect to its indemnification obligations under this Article XII.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Article XIII.
DISPUTE RESOLUTION

Section 13.01Referral of Disputes to the Parties Senior Executives. Subject to the applicable provisions in Article III, in the event of any dispute between the Parties arising out of or in connection with this Agreement, either Party may, by written notice to the other, have such dispute referred to the Senior Executives for attempted resolution by good faith negotiations within [***] after such notice is received.

Section 13.02Mechanism. Subject to Section 13.01, any dispute, controversy or claim arising out of or relating to this Agreement, including the existence, negotiation, validity, formation, interpretation, breach, performance or application of this Agreement shall be settled by binding arbitration administered by the ICC in accordance with its then-current ICC arbitration rules, as such rules may be modified by this Section 13.02 or otherwise by subsequent written agreement of the Parties. The number of arbitrators shall be [***], of whom the Parties shall select [***]. The seat of arbitration shall be New York, New York, U.S.A., and all proceedings and communications shall be in English. The Parties shall have the right to be represented by counsel. Any judgment or award rendered by the arbitrators shall be final and binding on the Parties. The Parties agree that such judgment or award may be enforced in any court of competent jurisdiction. Each Party shall bear its own costs and expenses and attorneys' fees and an equal share of the arbitrators' fees and any administrative fees of arbitration, unless the arbitrators agree otherwise.

Section 13.03Preliminary Injunctions. Notwithstanding anything to the contrary, a Party may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis, pending the decision of the arbitrator(s) on the ultimate merits of any dispute.

Section 13.04Patent and Trademark Disputes. Notwithstanding anything to the contrary, any and all issues regarding the scope, inventorship, construction, validity, or enforceability of Patents and Trademarks, as applicable, shall be submitted for resolution to the competent governmental authorities or the competent courts in accordance with the law of the competent jurisdiction in which such Patent's rights or Trademark's rights were granted or arose.

Section 13.05Confidentiality. All proceedings and decisions of arbitrator(s) in connection with proceedings pursuant to Section 13.02 shall be deemed Confidential Information of each of the Parties and shall be subject to Article VII.

Article XIV.
MISCELLANEOUS

Section 14.01Assignment; Performance by Affiliates.

(a)Neither Party may assign any of its rights or obligations under this Agreement in any country in whole or in part without the prior written consent of the other Party, except that each Party shall have the right, without such consent, (i) [***]; and (ii) [***]; however, provided that both under (i) and (ii) the assignees shall have at least the same capability and capacity of such Party to perform any obligations and exercise any rights under this Agreement. In the event that a

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Party performs its obligations or exercises its rights under this Agreement through an Affiliate (without having assigned all of its rights and obligations to such Affiliate as permitted under this Section 14.01), doing so shall not relieve the relevant Party of its responsibilities for the performance of its obligations under this Agreement, and the relevant Party shall remain responsible for the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance). Notwithstanding the foregoing, Aadi may assign or pledge any or all of its rights to receive payment(s) under this Agreement.

(b)This Agreement shall survive any succession of interest permitted pursuant to Section 14.01(a)(ii), whether by Change of Control, merger, consolidation, reorganization, acquisition, stock purchase, asset purchase or other similar transaction, provided, that, in the event of such merger, consolidation, reorganization, acquisition, stock purchase, asset purchase or other similar transaction, no Intellectual Property Rights of the acquiring corporation shall be included in the technology licensed hereunder, unless such Intellectual Property Rights arise as a result of the performance of this Agreement by such corporation after such transaction becomes effective.

(c)This Agreement shall be binding upon and inure to the benefit of the successors, and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.

Section 14.02Force Majeure. In this Agreement, “Force Majeure” means an event which is beyond a non-performing Party's reasonable control, including an act of God, strike, lock-out or other industrial/labor disputes (whether involving the workforce of the Party so prevented or of any other Person), war, riot, civil commotion, terrorist act, epidemic, quarantine, fire, flood, storm, earthquake, natural disaster, act of government or compliance with any law or governmental order, rule, regulation or direction, whether or not it is later held to be invalid. A Party that is prevented or delayed in its performance under this Agreement by an event of Force Majeure (a “Force Majeure Party”) shall, as soon as reasonably practical but no later than [***] after the occurrence of a Force Majeure event, give notice in writing to the other Party specifying the nature and extent of the event of Force Majeure, its anticipated duration and any action being taken to avoid or minimize its effect. Subject to providing such notice and to this Section 14.02, the Force Majeure Party shall not be liable for delay in performance or for non-performance of its obligations under this Agreement, in whole or in part, except as otherwise provided in this Agreement, where non-performance or delay in performance has resulted from an event of Force Majeure. The suspension of performance allowed hereunder shall be of no greater scope and no longer duration than is reasonably required and the Force Majeure Party shall exert all reasonable efforts to avoid or remedy such Force Majeure. Notwithstanding the foregoing, a Party shall not be excused from making payments owed hereunder at the time of such Force Majeure because of such Force Majeure. If a Force Majeure persists for more than [***], the Parties will discuss in good faith the modification of the Parties' obligations under this Agreement to mitigate the delays caused by such Force Majeure.

Section 14.03Further Actions. Each Party agrees to execute, acknowledge, and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Section 14.04Notices. All notices, requests, waivers and other communications made hereunder shall be in writing and shall be deemed given (a) upon delivery, if delivered personally; (b) upon confirmation of receipt, if by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient's next Business Day, (c) [***] after deposit in the mail as registered or certified mail (unless earlier return receipt requested), (d) [***] after deposit with postage prepaid, or sent by internationally recognized overnight delivery service that maintains earlier records of delivery, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof).

If to Aadi, addressed to:

With a copy to:

[***]

With a copy (which shall not constitute notice) to:
[***]

If to EOC, addressed to:

[***]

With a copy to:
[***]

Section 14.05Waiver. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a waiver of any other of such Party's rights or remedies provided in this Agreement.

Section 14.06Severability. If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (a) the remainder of this Agreement, or the application of such term, covenant, or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law, and (b) the Parties covenant and agree to renegotiate any such term, covenant, or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant, or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

Section 14.07Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of New York, USA, without giving effect to any conflict of law principle that would otherwise result in the application of the laws of any State or jurisdiction other than the State of New York, USA.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Section 14.08Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or facsimile shall be sufficient to bind the Parties and as effective as delivery of a manually executed counterpart.

Section 14.09Entire Agreement. This Agreement, including without limitation all exhibits attached hereto, sets forth all the covenants, promises, agreements, warranties, representations, conditions, and understandings between the Parties and supersedes and terminates all prior and contemporaneous agreements and understanding between the Parties, including without limitation the agreements set forth in Section 7.06. There are no covenants, promises, agreements, warranties, representations, conditions, or understandings, either oral or written, between the Parties other than as set forth in this Agreement. No subsequent alteration, amendment, change, or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by the respective authorized officers of the Parties.

Section 14.10Limitation of Liability. EXCEPT IN CIRCUMSTANCES OF [***], OR [***], IN NO EVENT SHALL EITHER PARTY OR ITS RESPECTIVE AFFILIATES AND SUBLICENSEES BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, STRICT LIABILITY, OR OTHERWISE, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS OR REVENUE. This Section 14.10 shall not limit either Party's obligations under Article VII or Article XII.

Section 14.11No Partnership. It is expressly agreed that the relationship between Aadi and EOC shall not constitute a partnership, joint venture, or agency. Neither Aadi nor EOC shall have the authority to make any statements, representations, or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior consent of such other Party to do so.

Section 14.12Specific Performance; Injunctive Relief. Each Party hereto acknowledges that the other Party may be irreparably harmed and that there may be no adequate remedy at law for a breach of certain terms or provisions set forth under this Agreement. Therefore, each Party hereto hereby agrees that, in addition to any other remedies that may be available upon any breach, each Party shall have the right to seek specific performance, injunctive relief or any other remedies available to such Party at law or in equity without posting any bond or other undertaking in order to enforce such terms and provisions.

Section 14.13Abraxis License. Aadi shall not execute any amendment to the Abraxis License that would affect EOC' s rights hereunder without the prior written consent of EOC. To the extent that Abraxis notifies Aadi that any provision of this Agreement is inconsistent with any provision of the Abraxis License, the Parties shall promptly use best efforts to amend this Agreement to cure such inconsistency. Notwithstanding anything to the contrary herein, any such inconsistency shall not be deemed to be a breach by Aadi of this Agreement or a breach by Aadi of the Abraxis License for which EOC may terminate this Agreement and Aadi shall not be required to indemnify EOC pursuant to Section 12.01(b) as a result of any such inconsistency. If EOC does not agree to amend this Agreement to cure such inconsistency and Abraxis notifies Aadi that Aadi is in breach of the

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

Abraxis License as a result of such inconsistency, then EOC shall be deemed to have materially breached this Agreement.

[SIGNATURE PAGE FOLLOWS]

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

[SIGNATURE PAGE]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate by their respective duly authorized officers or representatives.

Aadi Bioscience, Inc. By: /s/ Neil Desai Name: Neil Desai Title: Chief Executive Officer
EOC Pharma (Hong Kong) Limited By: Name: Xhaoming Zou Title: Chief Executive Officer

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

[SIGNATURE PAGE]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate by their respective duly authorized officers or representatives.

Aadi Bioscience, Inc. By: Name: Neil Desai Title: Chief Executive Officer
EOC Pharma (Hong Kong) Limited By: /s/ Xhaoming Zou Name: Xhaoming Zou Title: Chief Executive Officer

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

EXHIBIT A

(Aadi Patents)

[***]

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

EXHIBIT B

Listed Entities

[***]

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

EXHIBIT C

Provisions from Abraxis License

1.Prohibitions.

1.1

Neither EOC nor any of its Affiliates shall, directly or indirectly: (a) [***] with [***] outside the scope of the rights and license granted under this Agreement, (b) [***] whose primary endpoint is for any indication outside the Field, (c) [***] outside the Field or outside the Territory, (d) [***], (e) [***], except for Products as provided herein, in any jurisdiction, or (f) [***] for any use or indication outside the Field or outside the Territory. Neither EOC nor any of its Affiliates shall assist or encourage any Third Party to engage in or conduct any of the foregoing prohibited activities.

1.2	EOC further agrees that, in any agreement with any Sublicensee or any other Third Party involving the Aadi Know-How, the Aadi Patents, ABI-009 or Product, such Sublicensee or other Third Party:
(i)

shall agree (a) to not use any Confidential Information of Abraxis or its Affiliates (as defined in the Abraxis License) except in the performance of rights and/or exercise of obligations under such Person's agreement with EOC with respect to ABI-009 or Product and (b) without limiting the foregoing, to not use any Confidential Information of Abraxis or its Affiliates (as defined in the Abraxis License) for any purposes described in clauses (a) through (f) of Section 1.2(ii) below; and

(ii)

shall acknowledge that any sublicense of rights from EOC or its Affiliates does not include a license under the Aadi Know-How or Aadi Patents to: (a) [***] outside the scope of the rights and license granted under this Agreement, (b) [***] outside the Field, (c) [***] outside the Field or outside the Territory, (d) [***], (e) [***], except for Products as provided herein, in any jurisdiction, or (f) [***] outside the Field or outside the Territory; provided that, notwithstanding the foregoing, any Third Party provided access to Abraxis Protected Information (as defined in the Abraxis License) must abide by the restrictions in Section 1.1 as applicable to EOC and not the restrictions set forth in this Section 1.2.

2.1

Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, EOC agrees, upon receiving or learning of any Confidential Information of the Abraxis or its Affiliates (as defined in the Abraxis License), to keep such Confidential Information confidential and agrees to not disclose or use such Confidential Information during and after the Term for any purpose other than as provided for in this Section 2. EOC shall advise its employees and consultants who might have access to Confidential Information of Abraxis of the confidential nature thereof and agrees that its employees and consultants shall be bound by obligations of confidentiality, nonuse and nondisclosure at least as stringent the terms of this Section 2.1 and Sections 2.2, 2.3, 2.5, 2.8, 2.9 and 2.10 of this Exhibit C. EOC shall not disclose any Confidential Information of Abraxis to any employee, consultant or other individual who does not have a need for such information.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

2.2

Authorized Disclosure. Notwithstanding the foregoing, EOC may disclose Confidential Information of Abraxis (a) to a Third Party to the extent such disclosure is reasonably necessary to exercise the rights granted to or retained by it under this Agreement; (b) to its advisors, investors, acquirers, or collaborators on a need to know basis and subject to obligations of confidentiality, nonuse and nondisclosure at least as stringent as those set forth in Sections 2.2, 2.3, 2.5, 2.8, 2.9 and 2.10 of this Exhibit C; and (c) in defending litigation, complying with applicable governmental regulations, or submitting information to tax or other governmental authorities (including Regulatory Authorities), provided that, if EOC is required pursuant to an order of a court of competent jurisdiction or other government order or judicial process to make any such disclosure of Confidential Information of Abraxis, to the extent it may legally do so, it will give reasonable advance written notice to Aadi of such disclosure and will use its reasonable efforts to secure confidential treatment of such Confidential Information prior to its disclosure (whether through protective orders or otherwise). Notwithstanding the foregoing authorized disclosures of Confidential Information of Abraxis or the provisions of Sections 7.02 (a) through (e) of the Abraxis License, subject to Section 2.6 of this Exhibit C, EOC is prohibited from disclosing, under any circumstances, any [***], including any information relating to [***], without Aadi's prior written consent; provided that, if EOC is required pursuant to a valid order of a court of competent jurisdiction or other government order or judicial process to make any such disclosure of any [***], EOC may disclose [***] if EOC has first given (i) written notice to Aadi within [***] of receipt of the document to which EOC is responding or at least [***] prior to any disclosure if such notice is less than [***] in advance of the required production of the applicable [***], (ii) Aadi an opportunity to review and approve any disclosures EOC intends to make in response to the applicable court or governmental order or judicial process, and (iii) Aadi [***] a reasonable opportunity to take appropriate action and cooperate with Aadi as necessary and requested by Aadi to obtain an appropriate protective order; provided further that, in each case, the [***] disclosed in response to such court or governmental order or judicial process will be limited to that information that is legally required to be disclosed in response to such court or governmental order or judicial process, as determined in good faith by counsel to EOC.

2.3

Return of Confidential Information. Upon termination or expiration of this Agreement EOC shall promptly return all of the Confidential Information of Abraxis, including all reproductions and copies thereof in any medium, except that EOC may retain one copy for its legal files; provided that any [***] must be returned by EOC upon request of Aadi without any copies being retained.

2.4

Destruction of Confidential Information. On Abraxis' request, EOC will destroy, or at Aadi's option return, and will cause the destruction or return of any Abraxis Protected Information in the possession or control of EOC, its Affiliates or Sublicensee or prior to any such Person entering into any partnering arrangement for nab-rapamycin, or prior to EOC being acquired by a Third Party.

2.5

Unauthorized Use. If either Party becomes aware or has knowledge of any unauthorized use or disclosure of the other Party's Confidential Information, it shall promptly notify the disclosing Party of such unauthorized use or disclosure.

2.6	[***]:

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

2.6.1 [***]

2.6.2 [***].

2.6.3 [***].

2.6.4 [***].

2.6.5 [***].

2.6.6 [***].

2.6.7 [***].

2.6.8 [***].

2.6.9 [***].

2.6.10 [***]

2.6.11 [***].

2.6.12 [***].

2.6.13 [***].

2.7

Specific Restrictions on Use of Confidential Information. To ensure adequate protection and maintenance of the confidentiality and economic value of [***], EOC acknowledges and agrees to the following:

2.7.1

Prohibited Activities. As a condition to this Agreement, which provides, inter alia, access to the [***], including [***], and licenses to the Aadi Know-How and Aadi Patent on the terms set forth herein, EOC covenants and agrees that, except for Products and the Authorized Purpose in accordance with this Agreement, EOC shall not, directly or indirectly:

(a)

make, develop, market or distribute, alone or in concert with others during the Term and [***] or (ii) [***], because doing so would result in EOC referring to or using [***] trade secrets, including [***] and [***]; and

(b)

without limiting the foregoing restrictions in Section 2.7.1(a) of this Exhibit C, make, develop, market, or distribute alone or in concert with others anywhere in the world, any pharmaceutical formulation or product manufactured by use of or with reference to any of [***] (or its Affiliates') Confidential Information, including [***], or Aadi Know-How or Aadi Patents or assist any other Person in doing the same (other than Aadi, [***] or any of their Affiliates (as defined in the Abraxis License)).

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

2.7.2

EOC further expressly agrees that its obligations in subsections 2.7.1(a) and (b) are reasonable and necessary to protect [***], including [***] and [***], and that [***] would be irreparably harmed if EOC breached its obligations.

2.7.3 EOC covenants and agrees that any proposed Sublicensee, successor, assign, or any other Affiliate shall be advised of these prohibitions and shall agree in a writing in favor of [***] and its Affiliates to be bound to the provisions of this Section 2, including this Section 2.7, as a condition of, and prior to seeking, Aadi's approval for the grant of a Sublicense to such Sublicensee, or the transfer or assignment of any of EOC's rights under this Agreement to a successor or assign or Affiliate.

2.7.4 EOC agrees that the contractual period of time set forth herein shall not limit or otherwise affect (a) the duration of trade secret rights under governing trade secret law, which may be substantially longer in time or (b) the duration of EOC's obligations pursuant to this Article 9.

2.8

Publications. EOC will provide Aadi with a copy of any proposed publication or presentation relating to ABI-009 or relating to the Aadi Know-how or Aadi Patents or otherwise mentioning [***] or its Affiliates (as defined in the Abraxis License) at least [***] prior to submission for publication or presentation. Any such publication or presentation shall be subject to reasonable review by Aadi and [***]. EOC will delete from the proposed disclosure any of [***] Confidential Information upon the request of Aadi. Aadi may require EOC to delay such publication or presentation for a period of up to [***] to allow Aadi or [***] to secure adequate Intellectual Property (as defined in the [***]) protection of [***] property that would be affected by the publication or presentation. EOC will not include the name of [***] or any of their Affiliates or the terms [***] in any publication or presentation without Aadi's prior written consent, which may be withheld in its sole discretion except that Aadi will not unreasonably withhold its consent to the use of any such names or terms if the use of such names or terms is necessary for compliance with applicable laws. In the event a proposed publication or presentation violates the foregoing restriction, Aadi has the right to require EOC to cancel the proposed publication or presentation or delete the prohibited terms or words. Required submissions on clinicaltrials.gov will be subject to the provisions of this Section 2.8, except that the period for Aadi's review will be limited to [***].

2.9

Terms of Exhibit. EOC agrees not to disclose to any Third Party the existence or the terms and conditions of this Exhibit without the prior approval of Aadi, except EOC may make such a disclosure: (a) [***]; or (c) [***], (i) EOC shall promptly notify Aadi and allow Aadi a reasonable opportunity to oppose with the governmental authority initiating the process and, to the extent allowable by law, to seek limitations on the portion of this Exhibit that is required to be disclosed; and (ii) any disclosure will be solely in the form of a redacted version of this Exhibit, such redacted version to be reasonably and mutually agreed upon by Aadi.

2.10

Public Announcements. EOC may not issue press releases or other similar public communications regarding this Exhibit C without the prior written consent of Aadi. The foregoing notwithstanding, communications required by applicable law or regulation will not require advance approval if (a) any such disclosure is limited to that information that is legally required to be disclosed; (b) a copy of the proposed communication is provided to Aadi at least [***] prior to release or communication thereof (or such lesser period as is necessitated in order to comply with

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

law or by an emergency situation due to unexpected circumstances); provided that, if Aadi does not reject or otherwise fails to approve such public announcement within such [***] period (or shorter period as applicable), the proposed communication will be deemed approved (subject, in any event, to EOC's nondisclosure and other obligations with respect to Confidential Information of Aadi under this Section 2); and (c) EOC considers in good faith the comments of Aadi. Further, EOC shall not employ or use the name of the [***] in any promotional materials or advertising without the prior express written permission of [***].

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

EXHIBIT D

(List of JSC Members)

Aadi Initial List of JSC Members:

[***]

EOC Initial List of JSC Members:

[***]

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

EXHIBIT E

(Supply Terms)

Manufacturing Procedures. [***].

Subcontracting. [***].

Inspection Rights. [***].

Recall. [***].

Forecasts. [***].

Purchase Orders.

(a)[***].

(b)[***].

(c)[***].

(d)[***].

Delivery Terms and Risk of Loss. [***].

Non-conforming Product. [***].

Transfer Price. [***].

Payment Terms. [***].

Development Supply. [***].

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private and confidential.

EXHIBIT F

ABRAXIS ROYALTY RATE

[***]

Annual Net Sales as used in this Exhibit F shall have the definition set forth in the Abraxis License.